                                                                     Exhibit 4.8

                                U.S. $400,000,000

                                CREDIT AGREEMENT

                           Dated as of October 8, 1997
                  As amended and restated as of August 16, 2001

                                      Among

                                 SUPERVALU INC.,
                                  as Borrower,
                                     --------

                                       and
                            THE LENDERS NAMED HEREIN,
                                   as Lenders,
                                      -------

                                       and
                            THE CHASE MANHATTAN BANK,
                                    as Agent,
                                       -----

                                       and
                                  BANK ONE, NA,
                              as Syndication Agent,
                                 -----------------
                                       and
                              BANKERS TRUST COMPANY

--------------------------------------------------------------------------------

J. P. MORGAN SECURITIES INC.
and
BANC ONE CAPITAL MARKETS, INC.,
as Co-Lead Arrangers and Co-Bookrunners
   ------------------------------------

FIRST BANK NATIONAL ASSOCIATION,
THE FUJI BANK, LIMITED,
NATIONSBANK, N. A.
and
PNC BANK, NATIONAL ASSOCIATION,
as Co-Agents,
   ----------

BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,
THE BANK OF NEW YORK,
BANK ONE, NA (FORMERLY KNOWN AS THE FIRST NATIONAL BANK OF CHICAGO), FLEET NATIONAL BANK,
MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
and
NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
as Lead Managers
   -------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.........................................1
SECTION 1.02.  Computation of Time Periods..................................21
SECTION 1.03.  Accounting Terms.............................................21

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The A Advances...............................................22
SECTION 2.02.  Making the A Advances........................................22
SECTION 2.03.  The B Advances...............................................24
SECTION 2.04.  Swingline Loans..............................................28
SECTION 2.05.  Letters of Credit............................................28
SECTION 2.06.  Fees.........................................................33
SECTION 2.07.  Termination or Reduction of the Commitments or the
               Swingline Commitment; Voluntary Reduction; Increase in
               Aggregate Commitment.........................................33
SECTION 2.08.  Repayment of A Advances, B Advances and Swingline Loans......34
SECTION 2.09.  Interest on Advances and Swingline Loans.....................35
SECTION 2.10.  Additional Interest on LIBOR Advances........................35
SECTION 2.11.  Interest Rate Determination..................................36
SECTION 2.12.  Voluntary Conversion of A Advances...........................37
SECTION 2.13.  Prepayments of A Advances and Swingline Loans................38
SECTION 2.14.  Increased Costs..............................................38
SECTION 2.15.  Illegality...................................................39
SECTION 2.16.  Payments and Computations....................................40
SECTION 2.17.  Sharing of Payments, Etc.....................................41
SECTION 2.18.  Taxes........................................................41
SECTION 2.19.  Use of Proceeds..............................................44
SECTION 2.20.  Termination Date Extensions..................................44
SECTION 2.21.  Replacement of Lenders.......................................44
SECTION 2.22.  Evidence of Debt.............................................45

                                   ARTICLE III

                              CONDITIONS OF LENDING

SECTION 3.01.  Conditions Precedent to the Effectiveness of
               Amendment and Restatement....................................45
SECTION 3.02.  Conditions Precedent to Each A Borrowing, Swingline
               Borrowing and Issuance of A Letter of Credit.................48
SECTION 3.03.  Conditions Precedent to Each B Borrowing.....................49

                                  ARTICLE IIIA

                            COLLATERAL AND MORTGAGES

SECTION 3A.01.  Initial Post-Amendment and Restatement Effective Date
                Collateral Requirements.....................................50
SECTION 3A.02.  Security Event..............................................50
SECTION 3A.03.  Further Assurances..........................................50
SECTION 3A.04.  Information Regarding Collateral............................51
SECTION 3A.05.  Additional Subsidiaries.....................................51
SECTION 3A.06.  Authorization...............................................52

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower...............52

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants........................................57
SECTION 5.02.  Negative Covenants...........................................61
SECTION 5.03.  Restrictive Financial Covenants..............................68

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                                   ARTICLE VII

                                    THE AGENT

SECTION 7.01.  Appointment..................................................73
SECTION 7.02.  Nature of Duties.............................................73
SECTION 7.03.  Exculpation, Rights Etc......................................74
SECTION 7.04.  Reliance.....................................................74
SECTION 7.05.  Indemnification..............................................74
SECTION 7.06.  Agent In Its Individual Capacity, With respect to its
               Advances, Swingline Loans, Commitment (and its
               Percentage thereof)..........................................75
SECTION 7.07.  Notice of Default............................................75
SECTION 7.08.  Holders of Obligations.......................................75
SECTION 7.09.  Resignation by the Agent.....................................75
SECTION 7.10.  Removal of Agent.............................................76


                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01.  Amendments, Etc..............................................77
SECTION 8.02.  Notices, Etc.................................................77
SECTION 8.03.  No Waiver; Remedies..........................................78
SECTION 8.04.  Costs and Expenses...........................................78
SECTION 8.05.  Right of Setoff..............................................79
SECTION 8.06.  Binding Effect...............................................79
SECTION 8.07.  Assignments and Participations...............................79
SECTION 8.08.  Indemnification..............................................83
SECTION 8.09.  Governing Law; Submission to Jurisdiction....................83
SECTION 8.10.  Execution in Counterparts....................................83
SECTION 8.11.  Confidentiality..............................................84
SECTION 8.12.  WAIVER OF JURY TRIAL, ETC....................................84
SECTION 8.13.  Effectiveness of the Amendment and Restatement; Original
               Credit Agreement.............................................84
SECTION 8.14.  Replacement of Agent.........................................84

Schedule I     -   Commitments
Schedule II    -   Applicable Lending Offices
Schedule III   -   Existing Debt
Schedule IV    -   Subsidiaries
Schedule V     -   Existing Liens
Schedule VI    -   Excluded Restrictive Agreements
Schedule VII   -   Structured Lease Transactions and Exchange Note Transactions

Schedule VIII  -   Letters of Credit
Schedule IX    -   Permitted Amendments
Exhibit A-1    -   Form of A Note
Exhibit A-2    -   Form of B Note
Exhibit B-1    -   Form of Notice of A Borrowing
Exhibit B-2    -   Form of Notice of B Borrowing
Exhibit C      -   Form of Assignment and Acceptance
Exhibit D      -   Form of Opinion of Dorsey & Whitney, Special Counsel for the
                   Borrower
Exhibit E      -   Form of Opinion of Warren Simpson, in-house Counsel of the
                   Borrower
Exhibit F      -   Form of Collateral and Guarantee Agreement

                                CREDIT AGREEMENT

                           Dated as of October 8, 1997

                  As amended and restated as of August 16, 2001


         SUPERVALU INC., a Delaware corporation (the "Borrower"), the lenders (together with any other lender that hereafter becomes a party to this Agreement, the "Lenders") listed on the signature pages hereof, THE CHASE MANHATTAN BANK ("Chase"), as agent for the Lenders hereunder (the "Agent"), and BANK ONE, NA, as syndication agent (the "Syndication Agent") FIRST BANK NATIONAL ASSOCIATION, THE FUJI BANK, LIMITED, NATIONSBANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, each as a co-agent (the "Co-Agents"), and BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, THE BANK OF NEW YORK, BANK ONE, NA (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), FLEET NATIONAL BANK, MORGAN GUARANTY TRUST COMPANY OF NEW YORK and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, each as a lead manager (the "Lead Managers") and BANKERS TRUST COMPANY, agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a LIBOR Advance.

         "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

         "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

         "Accounts Receivable" means, for any date, accounts receivables and notes receivables that would be reflected on a Consolidated balance sheet of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) prepared as of such date in accordance with GAAP.

         "Advance" means an A Advance or a B Advance.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", controlled by" and "under common control with") as used with respect to any Person or group of Persons, shall mean possession directly or indirectly of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Amendment and Restatement Effective Date" means the date on which the conditions specified in Section 3.01 have been satisfied.

         "Applicable Facility Fee Rate" means, for any period a percentage per annum equal to the percentage set forth below determined by reference to the lower of (x) the rating of the Borrower's long-term, senior unsecured Debt from S&P or (y) the rating of the Borrower's long-term, senior unsecured Debt from Moody's in each case as in effect from time to time during such period:

--------------------------------------------------------------------------------
                      Borrower's
                   Long-Term Senior
                Unsecured Debt Rating                  Applicable
               S&P or Moody's ("Level")            Facility Fee Rate
--------------------------------------------------------------------------------
Level 1
-------
BBB+ or better, or Baa1 or better                        .150%
--------------------------------------------------------------------------------
Level 2
-------
BBB or Baa2                                              .200%
--------------------------------------------------------------------------------
Level 3
-------
BBB- or Baa3                                             .250%
--------------------------------------------------------------------------------
Level 4
-------
BBB- and Ba1, or BB+ and Baa3                            .300%
--------------------------------------------------------------------------------
Level 5                                                  .350%
-------
Worse than BB+ or worse than Ba1
--------------------------------------------------------------------------------

provided that if, at any time, no rating is available from S&P, Moody's or any other nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Majority Lenders, the Applicable Facility Fee Rate shall be

 .350%; and provided further that (i) upon the occurrence of a ratings differential between S&P and Moody's that corresponds to a differential of two or more Levels, the Applicable Facility Fee Rate shall be based upon the Level that is one Level above the Level corresponding to the lower rating and (ii) in the event of a ratings differential corresponding to Level 4 and Level 5, the Applicable Facility Fee Rate will be based upon Level 4.

         "Applicable Interest Rate Margin" means, for each LIBOR Advance, for any Interest Period, a percentage per annum equal to the percentage set forth below determined by reference to the lower of (x) the rating of the Borrower's long-term, senior unsecured Debt from S&P or (y) the rating of the Borrower's long-term, senior unsecured Debt from Moody's, in each case for LIBOR Advances, as in effect on the first day of such Interest Period:

--------------------------------------------------------------------------------
                       Borrower's
                    Long-Term Senior
                 Unsecured Debt Rating                         Applicable
                S&P or Moody's ("Level")                  Interest Rate Margin
--------------------------------------------------------------------------------
Level 1                                                           .650%
-------
BBB+ or better, or Baa1 or better
--------------------------------------------------------------------------------
Level 2                                                           .800%
-------
BBB or Baa2
--------------------------------------------------------------------------------
Level 3                                                          1.000%
-------
BBB- or Baa3
--------------------------------------------------------------------------------
Level 4                                                          1.325%
-------
BBB-and Ba1, or BB+ and Baa3
--------------------------------------------------------------------------------
Level 5                                                          1.400%
-------
Worse than BB+ or worse than Baa1
--------------------------------------------------------------------------------

provided that if, at any time, no rating is available from S&P, Moody's or any other nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Majority Lenders, the Applicable Interest Rate Margin for LIBOR Advances for such Interest Period shall be 1.400% and provided further that (i) upon the occurrence of a ratings differential between S&P and Moody's that corresponds to a differential of two or more Levels, the Applicable Interest Rate Margin shall be based upon the Level that is one Level above the Level corresponding to the lower rating and (ii) in the event of a ratings differential between Level 4 and Level 5, the Applicable Interest Rate Margin will be based upon Level 4.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's LIBOR Lending Office in the case of a LIBOR Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such B Advance.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

         "Available LC Amount" means at any time an amount equal to the lesser of (i) $150,000,000 and (ii) the excess, if any, of the aggregate amount of the Commitments over the aggregate outstanding amount of A Advances plus B Advances plus Swingline Loans at such time.

         "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

         "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

         "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

         "B Reduction" has the meaning specified in Section 2.01.

         "Bankers Trust" means Bankers Trust Company.

         "Base Rate" means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall be equal to the higher of:

                  (a) the Prime Rate in effect on such day; and

                  (b)1/2 of one percent per annum above the Federal Funds Rate.

         "Base Rate Advance" means an A Advance that bears interest as provided in Section 2.09(a)(i).

         "Borrowing" means an A Borrowing, a B Borrowing or a Swingline
Borrowing.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and London and, if the applicable Business Day relates to any LIBOR Advances, on which dealings are carried on in the London interbank market.

         "Capital Lease" shall mean a lease meeting one or more of the criteria set forth in paragraph 7 of the Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board (as in effect from time to time or as set forth in a statement of GAAP superseding such paragraph 7).

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Collateral" means any and all "Collateral", as defined in any Security Document.

         "Collateral and Guarantee Agreement" means the Collateral and Guarantee Agreement among the Borrower, the Material Subsidiaries and the Agent substantially in the form of Exhibit F.

         "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Agent shall have received from each Loan Party either
         (i) a counterpart of the Collateral and Guarantee Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Amendment and Restatement Effective Date, a supplement to the Collateral and Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party; and

                  (b) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (other than the Mortgages) to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

         "Collateral Filing Requirement" means the requirements that: (a) all outstanding Equity Interests of each Subsidiary of the Borrower (other than (i) any Immaterial Subsidiary, (ii) any Excluded Domestic Subsidiary and (iii) any Subsidiary of the Borrower (A) that is not wholly owned, directly or indirectly, by the Borrower or its other Subsidiaries, (B) the Equity Interests in which cannot be pledged without violating the organizational documents of such Subsidiary or any agreement to which the Borrower or any of its Subsidiaries is a party and (C) identified on Schedule IV as an "Excluded Pledged Subsidiary" owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral and Guarantee Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank; and (b) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created pursuant to the Collateral and Guarantee Requirement and perfect such Liens to the extent required by, and with the priority required by, the Collateral and Guarantee Agreement, shall have been:

                  (i) (A) if required by applicable law, executed by the applicable Loan Parties and (B) delivered to the Agent pending filing, registration or recording together with a completed Perfection Certificate dated the date of such delivery and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 5.02 or have been released; and

                  (ii) duly filed and finally registered or recorded.

         "Commercial Letters of Credit" means (i) the commercial Letters of Credit issued by the LC Bank for the account of the Borrower pursuant to Section 2.05, and (ii) the commercial Letters of Credit previously issued by Wachovia Bank of Georgia, National Association that (a) is outstanding on the date of this Agreement and (b) is listed on Schedule IX hereto.

         "Commitment" has the meaning specified in Section 2.01.

         "Consolidated" refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) Consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period,
(iv) any extraordinary or unusual non-cash charges for such period, and (v) in respect of the Borrower's fourth fiscal quarter of 2001 only, an amount not to exceed $240,129,000 of restructuring and other charges taken in such fiscal quarter that were announced in March 2001 and specified in the Borrower's 2001 annual report and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a Consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) minus (b) the interest income, in each case, of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower or any Subsidiary of the Borrower) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or the date that such Person's assets are acquired by the Borrower or any Subsidiary of the Borrower.

         "Consolidated Rent Expense" means, for any period, all payment obligations of the Borrower and its Subsidiaries during such period as lessee under any leases other than Capital Leases (net of sub-lease income), as determined on a Consolidated basis.

         "Consolidated Tangible Assets" means at any date the sum of the Tangible Assets of the Borrower and its Consolidated Subsidiaries after eliminating intercompany items, all determined in accordance with GAAP, including appropriate deductions for any minority interest in Tangible Assets of such Consolidated Subsidiaries; provided that the Consolidated assets of the Borrower and its Subsidiaries shall be determined by reference to the most recent financial statements of the Borrower delivered pursuant to Section 5.01(d)(i)(x) or (y).

         "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.15 or 2.12.

         "Debt" of any Person means (i) indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) the present value of all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases, (v) all obligations under, or the net investments outstanding pursuant to, any Permitted Receivables Financing, (vi) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by any Lien or property owned or acquired by such Persons, (vii) obligations of each Loan Party under each Hedging Agreement that (A) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (B) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, and (viii) all obligations of such Person under direct or indirect Guarantees in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above (and for the purposes only of Sections 5.02(e) and (f), excluding any Guarantee by the Borrower or any of its Subsidiaries of any obligations of any Person, other than the Borrower or any of its Subsidiaries, which is existing as of the Amendment and Restatement Effective Date and of which the Agent has been notified in writing by the Borrower on or before the Amendment and Restatement Effective Date).

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Domestic Lending Office" means, with respect to any Lender the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Lender or in the agreement required by Section 2.07(b) pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

         "Effective Date" means October 8, 1997.

         "Eligible Accounts Receivable" means, for any date, Accounts Receivable which are reflected on a Consolidated balance sheet of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) as current accounts receivable, excluding (a) all Accounts Receivable that have been sold or purchased pursuant to the Permitted Receivables Financing, or pursuant to any transaction permitted by clause (iv) of Section 5.02(c), and (b) all Accounts Receivable that are subject to a Lien pursuant to the Permitted Receivables Financing.

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary

Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through such bank's branch, or agency, located in the United States; (iv) the central bank of any country which is a member of the OECD; (v) a commercial finance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (vi) any Lender; or Affiliate of a Lender; (vii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business, (viii) any fund that invests in bank loans and similar extensions of credit, and (ix) such other bank, company, financial institution or fund to which the Borrower shall consent; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, no Person that is organized under the laws of a jurisdiction outside the United States shall be an Eligible Assignee if, at the time of an assignment pursuant to Section 8.07, such Person would be subject to United States interest withholding tax at a rate greater than zero; provided further, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment, health, safety or Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "Equity Interests" means shares of capital stock, partnership interests, joint venture interests, membership interests in a limited liability or unlimited liability company, beneficial interests in a trust or other equity ownership interests in a Person (including, without limitation, Voting Stock) of whatever nature and rights, warrant or options to acquire any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended from time to time, is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

         "ERISA Event" with respect to any Person means (a) the occurrence of a material reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates, unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to any Plan of such Person or any of its ERISA Affiliates; (c) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code of 1986, as amended from time to time, or Section 302 of ERISA), whether or not waived; (g) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer such Plan.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Events of Default" has the meaning specified in Section 6.01.

         "Excluded Domestic Subsidiary" has the meaning assigned to the term "Domestic Subsidiary" in the Existing Notes Indenture.

         "Excluded Guarantee Subsidiary" means each Subsidiary of the Borrower that (a) is prohibited by its organizational documents or any agreement to which it is a party from providing a Guarantee of the Obligations and (b) is identified as an Excluded Guarantee Subsidiary on Schedule IV.

         "Existing Notes Indenture" means the Indenture dated as of July 1, 1987 between the Borrower and Bankers Trust Company, as amended and supplemented as of the Amendment and Restatement Effective Date.

         "Existing 364-Day Credit Agreement" means the Credit Agreement dated August 20, 1999 among the Borrower, the Lenders named therein, Citicorp USA, Inc. as administrative agent, Salomon Smith Barney Inc. as lead arranger, advisor and book manager, The Chase Manhattan Bank as syndication agent and Deutsche Bank AG New York Branch as documentation agent, as amended.

         "Federal Funds Rate" means, for any period, a current market interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers as published for such day (or, if such day is not a Business Day) for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of nationally recognized standing selected by it.

         "Financial Officer" means, for any Person, the chief executive officer, the chief financial officer, the senior vice president-finance, the chief accounting officer, the treasurer or the controller of such Person or any assistant treasurer or any assistant controller of such Person previously identified in writing to the Agent.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation policy or guidance.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Holding Account" means an interest-bearing deposit account belonging to the Agent for the benefit of the Lenders into which the Borrower may be required to make cash deposits pursuant to the provisions of this Agreement, such account to be under the sole dominion and control of the Agent and not subject to withdrawal by the Borrower, with any amounts therein to be held for application toward payment of any outstanding Letters of Credit when drawn upon.

         "Immaterial Subsidiary" means any Subsidiary that has less than $5,000,000 in assets (excluding Equity Interests in such Subsidiary's Subsidiaries), provided that the percentage of Inventory and Eligible Accounts Receivable represented by the portion of Inventory and Eligible Accounts Receivable attributable to the Immaterial Subsidiaries as a group will at no time exceed 5%.

         "Information Memorandum" means the Confidential Information Memorandum dated July, 2001 with respect to the Borrower.

         "Insufficiency" means, with respect to any Plan of the Borrower or any of its ERISA Affiliates, the amount, if any, of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) for such Plan.

         "Interest Period" means, for each LIBOR Advance comprising part of the same A Borrowing, the period commencing on the date of such LIBOR Advance or the date of the Conversion of any A Advance into such a LIBOR Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period for a LIBOR Borrowing shall be 1, 2, 3 or 6 months and, if available to all Lenders, 9 months, in each case as the Borrower may, upon notice received by, the Agent not later than 11:00 A.M. (New York City time) on the third Business Day, prior to the first day of such Interest Period, select; provided, however, that:

                  (i) the duration of any Interest Period which commences before the Termination Date and would otherwise end after such date shall end on such date;

                  (ii) Interest Periods commencing on the same date for LIBOR Advances comprising part of the same A Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such interest Period shall end on the last Business Day of such succeeding calendar month.

         "Inventory" means, for any date, inventory that is located in the United States of America and would be reflected on a Consolidated balance sheet of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) prepared as of such date in accordance with GAAP.

         "LC Bank" means (i) such Lender as is designated as the LC Bank for any Letter of Credit by written notice to the Agent from such Lender and the Borrower and (ii) Wachovia Bank of Georgia, National Association for the Letters of Credit listed in Schedule IX, in such Bank's capacity as LC Bank under the letter of credit facility described in Section 2.05 and its successors in such capacity.

         "LC Exposure" means, at any time and for any Lender, an amount equal to such Lender's Percentage of the aggregate amount of Letter of Credit Liabilities in respect of all outstanding Letters of Credit at such time.

         "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Lenders" means the banks and each Eligible Assignee that shall become a party hereto pursuant to Section 2.07(b) or Section 8.07(c).

         "Letter of Credit Liabilities" means, at any time and in respect of any Letter of Credit, the sum, without duplication, of (i) the amount available for drawing under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement obligations in respect of previous drawings made under such Letter of Credit.

         "Letters of Credit" means the Commercial Letters of Credit and the Standby Letters of Credit.

         "LIBOR" means, for any Interest Period for any LIBOR Advance comprising part of the same A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period in an amount substantially equal to the greater of (i) $1,000,000 and (ii) such Reference Bank's LIBOR Advance comprising part of such A Borrowing, and for a period equal to such Interest Period. The LIBOR for any Interest Period for each LIBOR Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two (2) Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.11.

         "LIBOR Advance" means an A Advance that bears interest as provided in
Section 2.09(a)(ii).

         "LIBOR Lending Office" means, with respect to any Lender, the office of such Lender specified as its "LIBOR Lending Office" opposite its name on
Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or in the agreement required by Section 2.07(b) pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

         "LIBOR Reserve Percentage" of any Lender for any Interest Period for any LIBOR Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement concerning property, including, without limitation, the lien or retained security title of a conditional vendor and any other encumbrance on title to real property to secure repayment of a liability.

         "Loan Documents" means this Agreement, the Notes, the Collateral and Guarantee Agreement and each other Security Document.

         "Loan Parties" means the Borrower and the Material Subsidiaries.

         "Majority Lenders" means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the A Notes plus the then aggregate unpaid amount of Reimbursement Obligations held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments (or if the aggregate Commitment has been terminated, Lenders holding at least 51% of the then aggregate unpaid principal amount of the Notes plus the then aggregate unpaid amount of Reimbursement Obligations).

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise), of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

         "Material Subsidiary" means, at any time, any Subsidiary of the Borrower which is not a wholly-owned limited liability company or a Foreign Subsidiary or an Immaterial Subsidiary or an Excluded Guarantee Subsidiary.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations in each case in form and substance reasonably satisfactory to the Agent.

         "Mortgaged Property" means each parcel of real property and the improvements thereto owned by a Loan Party and identified on a schedule delivered to the Agent on or before the Effective Date (except as otherwise expressly specified in such Schedule) or any supplement thereto which is delivered to the Agent pursuant to Section 3A.07.

         "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Note" means an A Note or a B Note.

         "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

         "Notice of B Borrowing" has the meaning specified in Section 2.03(a).

         "Notice of Swingline Borrowing" has the meaning specified in Section 2.04(b).

         "Obligations" has the meaning assigned to such term in the Collateral and Guarantee Agreement.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Original 5-Year Credit Agreement" means the Credit Agreement dated as of October 8, 1997 among the Borrower, the Lenders named therein, Bankers Trust Company as agent, Citibank, N.A. as syndication agent, First Bank National Association, The Fuji Bank, Limited, Nationsbank N.A. and PNC, National Association as co-agents and Bank of America National Trust & Savings Association, The Bank of New York, The First National Bank of Chicago (now known as Bank One, NA), Fleet National Bank, Morgan Guaranty Trust Company of New York and Norwest Bank Minnesota National Association as lead managers

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity thereto.

         "Percentage" means, with respect to each Lender, the percentage equal to a fraction the numerator of which is the amount of such Lender's Commitment (or, in the event the Commitments have been terminated, such Lender's Commitment as is in effect immediately prior to such termination) and the denominator of which is the aggregate amount of the Commitments (or, in the event the Commitments have been terminated, the aggregate amount of the Commitments as in effect immediately prior to such termination) of the Lenders.

         "Perfection Certificate" means a certificate in the form of the relevant exhibit to the Collateral and Guarantee Agreement.

         "Perfection Certificate Change" has the meaning assigned to such term in Section 3A.04(b).

         "Permitted Receivables Financing" means (a) the sale by the Borrower and certain Subsidiaries of the Borrower of accounts receivable to the Receivables Subsidiary pursuant to the Receivables Purchase Agreement, (b) the sale of such accounts receivable (or participations therein) by the Receivables Subsidiary to certain purchasers pursuant to the Receivables Transfer Agreement,
(c) any other accounts receivable financing having substantially similar effect as the Permitted Receivables Financing referred to in paragraphs (a) and (b) above and the terms of which are otherwise no more adverse to the Lenders than the terms of the Permitted Receivables Financing referred to in paragraphs (a) and (b) above.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan, but does not include any such plan with a total projected benefit obligation (as defined in Statement of Financial Accounting Standards 87) of less than $20,000,000.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Real Property Collateral Requirement" means the requirement that:

                  (a) the Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and a title report or reports issued by a nationally recognized title insurance company confirming, among other things, the legal description of the Mortgaged Property described in each Mortgage, and (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 5.02, together with such endorsements, coinsurance and reinsurance as the Agent or the Majority Lenders may reasonably request, provided that the Borrower shall not be required to execute and deliver a Mortgage if, and to the extent that, the Liens pursuant to such Mortgage would require the granting of a pari passu security interest in favor of the Holders (as defined in the Existing Notes Indenture); and

                  (b) the Agent shall have received such surveys, abstracts, appraisals, legal opinions and other documents as the Agent or the Majority Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property;

                  (c) the Mortgages shall have been duly registered or recorded in such offices as necessary to perfect the first Lien on the Mortgaged Property; and

                  (d) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Mortgages to which it is a party, the performance of the obligations thereunder and the granting by it of the Liens thereunder.

         "Receivables Purchase Agreement" means (a) each Purchase Agreement as defined in the receivables purchase agreement referred to in paragraph (a) of the definition of the term "Receivables Transfer Agreement" and (b) any agreement replacing such Receivables Purchase Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Purchase Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Purchase Agreement.

         "Receivables Subsidiary" means Supervalu Receivables Funding Corporation, a Delaware corporation, and any other special-purpose, bankruptcy-remote Subsidiary of the Borrower created and maintained solely to effect a Permitted Receivables Financing.

         "Receivables Transfer Agreement" means (a) the Receivables Purchase Agreement dated as of August___, 2001 among the Receivables Subsidiary, the Borrower as servicer, Delaware Funding Corporation as conduit purchaser, Morgan Guaranty Trust Company of New York as administrative agent and as facility agent for certain persons,

Blue Ridge Asset Funding Corporation as a conduit purchaser, Wachovia Bank N.A. as facility agent for certain persons and the other conduit purchasers, alternate purchasers and facility agents party thereto and the Subsidiaries party thereto, related to the Permitted Receivables Financing and (b) any agreement replacing such Receivables Transfer Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Transfer Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Transfer Agreement.

         "Reference Banks" means The Chase Manhattan Bank and Bank One, NA or any successor Reference Bank appointed pursuant to Section 2.11(d).

         "Register" has the meaning specified in Section 8.07(c).

         "Reimbursement and Security Agreements" has the meaning assigned to the term "Agreements" in the Third Amendment to LC Agreements.

         "Reimbursement Obligations" means at any date the obligations of the Borrower then outstanding under Section 2.05 to reimburse the LC Bank for the amount paid by the LC Bank in respect of a drawing under a Letter of Credit.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "Security Documents" means the Collateral and Guarantee Agreement, the Mortgages and each other security agreement or other instrument or document (including UCC financing statements) executed and delivered pursuant to Sections 3A.01 and 3A.02 to secure any of the Obligations.

         "Security Event" means, at any time, (i) a reduction of the Borrower's long-term senior unsecured debt rating from S&P to BB+ or worse or from Moody's to Ba1 or worse, or (ii) neither S&P nor Moody's has in effect a rating of the Borrower's long-term senior unsecured debt.

         "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Standby Letter of Credit" means (i) any letter of credit, other than a Commercial Letter of Credit, issued by an LC Bank for the account of the Borrower pursuant to Section 2.05 and (ii) the letters of credit, other than commercial Letters of Credit, issued by Wachovia Bank of Georgia, National Association for the account of the Borrower as listed in Schedule X.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock or other Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such entity or organization (irrespective of whether at the time capital stock or other Equity Interests of any other class or classes of such entity or organization shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such entity or organization or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Supermajority Lenders" means at any time Lenders holding greater than 662/3% of the then aggregate unpaid principal amount of the A Notes or, if no such principal amount is then outstanding, Lenders having greater than 662/3% of the Commitments (or if the aggregate Commitment has been terminated, Lenders holding greater than 662/3% of the then aggregate unpaid principal amount of the Notes).

         "Swingline Borrowing" means a borrowing consisting of a Swingline Loan made pursuant to Section 2.04.

         "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans to the Borrower in aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $10,000,000 and (ii) the excess, if any, of the Swingline Lenders Commitment as a Lender over the sum of
(x) the aggregate outstanding principal amount of the Swingline Lender's A Advances as a Lender plus (y) the Swingline Lenders LC Exposure as a Lender, in each case at such time.

         "Swingline Lender" means Bankers Trust, in its capacity as the Swingline Lender under the Swingline facility described in Section 2.04, and its successors in such capacity.

         "Swingline Loan" means a loan made by the Swingline Lender pursuant to
Section 2.04.

         "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person (maintained in accordance with GAAP) of all its property both real and personal less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized indebtedness discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper valuation reserves against assets which in accordance with GAAP should be provided in connection with the business conducted by such Person.

         "Teachers Consent Agreement" means the consent agreement dated as of the date hereof between the Borrower and Teachers Insurance and Annuity Association of America.

         "Termination Date" means the earlier of the date which is the fifth anniversary of the Effective Date (as the same may be extended pursuant to Section 2.20 up to the eighth anniversary of the Effective Date) and the date of termination in whole of the Commitments pursuant to Section 2.07 or 6.01.

         "Third Amendment to LC Agreements" means the Third Amendment to Letter of Credit Reimbursement and Security Agreements dated as of the date hereof among the Borrower, Supervalu Holdings, Inc., Wettarau Finance Co. and Wachovia Bank N.A.

         "Type" when used in respect of any A Advance, shall mean Base Rate Advance or LIBOR Advance.

         "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Welfare Plan" means a welfare plan, as defined in Section 3(l) of ERISA.

         "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         "364-Day Credit Agreement" means the Credit Agreement dated as of the date of this amendment and restatement of the Original 5-Year Credit Agreement among the Borrower, the Lenders named therein, The Chase Manhattan Bank as administrative agent and Bank One, NA as syndication agent, as amended.

         SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.01. The A Advances. Each Lender severally agrees on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in amounts such that the sum of (x) the aggregate principal amount of A Advances by such Lender plus (y) such Lender's Percentage of the aggregate principal amount of Swingline Loans plus (z) such Lender's LC Exposure at any one time outstanding shall not exceed the amount set forth opposite such Lender's name on Schedule I hereto or, if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in such Assignment and Acceptance or, if such Lender has entered into an agreement required by Section 2.07(b), the amount set forth for such Lender in such agreement (as each such amount may be reduced pursuant to Section 2.07) (such amount, such Lender's "Commitment"); provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"); and provided further that in no event shall the Swingline Lender be obligated to make any loan hereunder if, after making such loan and giving effect to the application of any funds made available at such time to prepay or repay any outstanding Swingline Loan, the sum of (A) the aggregate principal amount of A Advances. Swingline Loans and LC Exposure at such time outstanding exceeds an amount equal to (i) the aggregate Commitment less (II) the aggregate B Reduction. Each A Borrowing shall be in an aggregate amount not less than $20,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the difference between the aggregate amount of a proposed B Borrowing requested by the Borrower and the aggregate amount of B Advances offered to be made by the Lenders and accepted by the Borrower in respect of such B Borrowing, if such B Borrowing is made on the same date as such A Borrowing) and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow under this
Section 2.01, prepay pursuant to Section 2.13(b) and reborrow under this Section 2.01.

         SECTION 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) (i) on the same Business Day as the proposed A Borrowing in the case of an A Borrowing consisting of Base Rate Advances or (ii) on the third Business Day prior to the date of the proposed A Borrowing in the case of an A Borrowing consisting of LIBOR Advances, by the

Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, or by telex or cable (confirmed immediately in writing), in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of LIBOR Advances, the initial Interest Period for each such A Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address not later than 2:00 P.M. (New York city time) on such date.

         (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select LIBOR Advances for any A Borrowing if the aggregate amount of such A Borrowing is less than $20,000,000.

         (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing that the related Notice of A Borrowing specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

         (d) Unless the Agent shall have received notice from a Lender (i) by 12:00 Noon on the date of any A Borrowing in the case of any A Borrowing consisting of Base Rate Advances or (ii) by 12:00 Noon (New York City time) on the Business Day prior to the date of any A Borrowing consisting of LIBOR Advances that such Lender will not make available to the Agent such Lender's ratable portion of such A Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the

Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

         (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

         SECTION 2.03. The B Advances. (a) Each Lender severally agrees that the Borrower may make B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Effective Date until the date occurring 15 days prior to the Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed an aggregate amount equal to (x) the Commitments of the Lenders at such time (computed without regard to any B Reduction) less (y) the aggregate LC Exposure at such time less (z) the aggregate outstanding principal amount of Swingline Loans at such time.

                  (i) The Borrower may request a B Borrowing under this Section
         2.03 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may be (i) 14 to 180 days after the date of the B Borrowing in the case of fixed rate B Borrowings and (ii) 30 to 180 days after the date of the B Borrowing in the case of floating rate B Borrowings, but in either case may not be later than the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one (1) Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least four (4) Business Days prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be floating rates per annum. The Agent shall in turn promptly notify by telecopier each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion (but conforming to the Borrower's Notice of B Borrowing in respect thereof), by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) three (3) Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending office with respect to such B Advance; provided that, if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders. Unless the Agent shall have received notice from a Lender before 10:00 A.M. in accordance with the immediately preceding sentence, the Agent and the Borrower may assume that such Lender has elected not to make such an offer pursuant to this
         Section 2.03(a)(ii).

                  (iii) The Borrower shall (A) before 11:00 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 1:00 P.M. (New York City time) on the Business Day that is three (3) Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either:

                           (x) cancel such B Borrowing by giving the Agent
                  notice to that effect; or

                           (y) accept one or more of the offers made by any
                  Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount (subject, however, to the second paragraph of this subsection (iii) below), and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect.

                  The acceptance of offers by the Borrower pursuant to this clause (B) shall be on the basis of ascending rates of interest contained in the offers made by Lenders pursuant to paragraph (ii) above; provided that, in the event that two or more of such offers contain the same rate of interest for a greater aggregate principal amount than the amount specified in such Notice of B Borrowing (less the aggregate principal amount of all such offers containing lower rates of interest that have been accepted by the Borrower pursuant to this clause (B)), the Borrower shall allocate its acceptance of such offers among such Lenders on a pro rata basis based on the maximum amounts bid by such Lenders pursuant to subsection (ii) above.

                  (iv) If the Borrower notifies the Agent that such B Borrowing is canceled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction, and the dates upon which such B Reduction commenced and will terminate.

                  (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
         (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of B Borrowing for such B Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the B Advance to be made by such Lender as part of such B Borrowing when such B Advance, as a result of such failure, is not made on such date.

         (b) Each B Borrowing shall be in an aggregate amount not less than $15,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection
(a) above.

         (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03; provided that a B Borrowing shall not be made within three (3) Business Days of the date of any other B Borrowing.

         (d) The Borrower shall repay to the Agent for the account of each Lender that has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of a B Advance unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and set forth in the B Note evidencing such B Advance.

         (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

         (f) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance. Upon the repayment in full of the indebtedness of Borrower resulting from such B Advance, the holder of the B Note evidencing such indebtedness shall return such B Note to the Borrower at its address specified pursuant to Section 8.02.

         SECTION 2.04. Swingline Loans. (a) The Swingline Lender agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.04 from time to time on any Business Day during the period from the Effective Date until the Termination Date in amounts such that the aggregate principal amount of Swingline Loans at any one time outstanding shall not exceed its Swingline Commitment. Each loan under this Section 2.04 shall be in a principal amount of at least $1,000,000 or any larger multiple of $1,000,000. All Swingline Loans shall be made as Base Rate Advances. Within the foregoing limits, the Borrower may borrow under this Section 2.04, repay pursuant to Section 2.08(b), or to the extent permitted by Section 2.13(c), prepay Swingline Loans and reborrow under this Section 2.04.

         (b) Notice of Swingline Borrowing. The Borrower shall give the Swingline Lender notice (a "Notice of Swingline Borrowing) not later than 1:00 P.M. (New York City time) on the date of each Swingline Borrowing, specifying
(i) the date of such Swingline Borrowing, which shall be a Business Day, and
(ii) the amount of such Borrowing.

         (c) Conversion of Swingline Loans to A Advances. The Swingline Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to so act on its behalf) notify each Lender (including the Swingline Lender) to make an A Advance to the Borrower in a principal amount equal to such Lender's Percentage of the amount of such Swingline Loan; provided, however that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under
Section 6.01(e). Upon notice from the Swingline Lender, each Lender (other than the Swingline Lender) will immediately transfer to the Swingline Lender, in immediately available funds, an amount equal to such Lender's Percentage of the amount of such Swingline Loan so repaid. Each Lender's obligation to transfer the amount of such A Advance to the Swingline Lender shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Lender,
(ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.05. Letters of Credit. (a) Commitment to Issue Letters of Credit. Each LC Bank agrees subject to the terms and conditions hereof, to issue Letters of Credit upon the request of the Borrower on a sight basis from time to time on any Business Day during the period from the Effective Date until the Termination Date; provided that immediately after each such Letter of Credit is issued, the aggregate amount of the Letter of Credit Liabilities shall not exceed the Available LC Amount. Each Letter of Credit shall be issued in an amount equal to or greater than $100,000. Upon the date of issuance by an LC Bank of a Letter of Credit, the LC Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the LC Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in proportion to its Percentage. The Borrower shall pay to the LC Bank issuance fees and other customary fees in the amounts and at the times as agreed between the Borrower and the LC Bank.

         (b) Request for Issuance. The Borrower shall give the LC Bank at least three (3) Business Days' prior notice (effective upon receipt) of a request for the issuance of a Letter of Credit specifying the date each Letter of Credit is to be issued, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon issuance of or amendments to a Standby Letter of Credit, the LC Bank shall promptly notify the Agent, and the Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender's participation in such Standby Letter of Credit. The issuance by the LC Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the LC Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the LC Bank shall have reasonably requested. No Standby Letter of Credit (other than those listed in Schedule IX) shall have an expiration date extending beyond three (3) days prior to the Termination Date. No Commercial Letter of Credit (other than those listed in Schedule IX) shall have an expiration date extending beyond 180 days from the issuance date nor have an expiration date less than 3 days prior to the Termination Date. In the event that the LC Bank issuing any Letter of Credit is other than Bankers Trust, such LC Bank will send by facsimile transmission to the Agent, promptly on the first Business Day of each week, the daily aggregate amount available for drawing under all Letters of Credit issued by such LC Bank for the previous week. The Agent shall deliver to each Lender, upon the end of each calendar month and upon each Letter of Credit fee payment, a report setting forth for such period the daily aggregate amounts available for drawing under all Letters of Credit issued by all LC Banks and outstanding during such period.

         (c) Reimbursement of Payments. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit and finding such drawing in substantial compliance with the Letter of Credit terms, the LC Bank shall notify the Borrower as to the amount to be paid as a result of such demand or drawing and the respective payment date. If there are at such time amounts on deposit in the Holding Account, the Borrower shall notify the Agent thereof, and the Agent shall withdraw an amount equal to the amount to be paid as a result of such demand or drawing or, if less, the amount on deposit in the Holding Account, on the payment date and pay such amount to the applicable LC Bank. Unless the applicable LC Bank is reimbursed in full from amounts on deposit in the Holding Account, the Borrower shall reimburse the LC Bank in an amount equal to the amount of such drawing by 1:00 P.M. (New York City time) on the day on which such drawing is paid in immediately available funds. If the LC Bank is not reimbursed for the amount of such drawing as provided in the preceding sentence, the LC Bank shall notify the Agent, and the Agent shall notify each other Lender, thereof by 1:30 P.M. (New York City time) on the date such drawing is paid. If at any time the LC Bank shall make a payment to a beneficiary of a Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit and such drawing has not been paid by the Borrower, each Lender will pay to the Agent, for the account of the LC Bank, immediately upon the LC Bank's demand at any time during the period commencing after such payment until reimbursement therefor in full by the Borrower, an amount equal to such Lender's Percentage multiplied by the amount of such payment, together with interest on such amount for each day from the date of the LC Bank's demand for such payment (or, if such demand is made after 3:00 P.M. (New York City time) on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period.

         (d) Reimbursement Obligations Unconditional. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the LC Bank for any amounts paid by the LC Bank upon any drawing under any Letter of Credit on the date of such payment by the LC Bank, without presentment, demand, protest or other formalities of any kind; provided that the Borrower shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence (as determined by a court of competent jurisdiction) of the LC Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the LC Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. All such amounts paid by the LC Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Advances for such day. The LC Bank will promptly pay to each Lender ratably in accordance with its Percentage all amounts received from the Borrower for application in payment, in whole or in part, of the Reimbursement obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the LC Bank in respect of such Letter of Credit pursuant to Section 2.05(c).

         (e) Indemnification. The Borrower hereby indemnifies and holds harmless each Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender or the Agent may incur (or which way be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Bank may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to the LC Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Lender); provided that the Borrower shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence (as determined by a court of competent jurisdiction) of the LC Bank, such Lender or the Agent in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the LC Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 2.05(e) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

         (f) Limited Liability of the LC Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of any Letter of Credit with respect to its use of such Letter of Credit. The Lenders, the LC Bank and their respective officers and directors shall not be liable or responsible for, and the obligations of each Lender to make payments, and of the Borrower to reimburse the LC Bank for payments, pursuant to this Section 2.05 shall not be excused by, any action or inaction of any Lender or the LC Bank related to any of: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the LC Bank against presentation of documents to the LC Bank which do not strictly comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit, absent such LC Bank's gross negligence or willful misconduct; or (iv) any other circumstances whatsoever in making or failing to make or notifying or failing to notify the LC Bank that it is required to make any payment under any Letter of Credit. Notwithstanding the foregoing, the Borrower shall have a claim against the LC Bank and the LC Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (i) the LC Bank's willful misconduct or gross negligence (as determined by a court of competent jurisdiction) in determining whether documents presented under any Letter of Credit comply with the terms thereof or (ii) the LC Bank's willful failure to pay, or to notify any Lender that it is required to pay, under any Letter of Credit after the presentation to the LC Bank by any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) of documents strictly complying with the terms and conditions of such Letter of Credit. Subject to the preceding sentence, the LC Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) or the Borrower shall have notified the LC Bank that such documents do not comply with the terms and conditions of such Letter of Credit. Each Lender shall, ratably in accordance with its Percentage, indemnify the LC Bank (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the LC Bank's gross negligence or willful misconduct) that the LC Bank may suffer or incur in connection with this Agreement or any action taken or omitted by the LC Bank hereunder.

         (g) Letters of Credit Outside Facility. Nothing in this Agreement shall be construed as limiting the right of the Borrower to request, or of any Lender to issue, letters of credit for the account of the Borrower that are not "Letters of Credit" for purposes of this Agreement. No request by the Borrower to any Lender for the issuance of a letter or credit shall be deemed a request for the issuance of a Letter of Credit under this Agreement unless (i) the Borrower's request for such letter of credit states in writing that such letter of credit, when issued, shall be a Letter of Credit under this Agreement, or
(ii) such Lender conditions its agreement to issue such letter of credit, in writing, on the Borrower's agreement that such letter of credit constitute a Letter of Credit under this Agreement.

         (h) If after giving effect to any reduction of the Commitments pursuant to Section 2.07(a), the aggregate amount available to be drawn under all outstanding Letters of Credit exceeds the aggregate amount of the Commitments, the Borrower shall deposit into the Holding Account an amount in cash sufficient to cause the amount deposited in the Holding Account to equal such excess. At any time after such deposit is made, if an outstanding Letter of Credit expires or is reduced without the full amount thereof having been drawn, the Agent shall withdraw from the Holding Account and deliver to the Borrower an amount equal to the amount by which the amount on deposit in the Holding Account exceeds the aggregate amount by which the amount available to be drawn under outstanding Letters of Credit (after giving effect to such expiration or reduction) exceeds the aggregate amount of the Commitments.

         (i) Pledged Bonds. Wachovia Bank, N.A. agrees with the Agent and the Lenders that it will not exercise any of its rights, powers or remedies under the Reimbursement and Security Agreements in respect of the Pledged Bonds (as defined in the Third Amendment to LC Agreements) without the consent of the Majority Lenders, and that any amounts received upon the exercise of such rights, powers or remedies (whether in cash or other property) shall be held for the benefit of the other Secured Parties (as defined in the Collateral and Guarantee Agreement).

         SECTION 2.06. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the amount of such Lender's Commitment (whether used or unused and without giving effect to any B Reductions) from the Effective Date in the case of each Lender that is a signatory hereto or, in the case of an assignee Lender, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender or, in the case of a new Lender from the effective date specified in the agreement entered into by such new Lender pursuant to Section 2.07(b) pursuant to which it became a Lender, until the Termination Date, payable in arrears on the on the last Business Day of each March, June, September and December during the term of such Lender's Commitment, commencing December 31, 1997, and on the Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate in effect from time to time.

         (b) Letter of Credit Commission. The Borrower agrees to pay to the Agent for the account of each Lender a Letter of Credit commission with respect to each Letter of Credit, computed for each day from and including the date of issuance of such Letter of Credit until the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the Applicable Interest Rate Margin in effect from time to time on the undrawn amount of such Letter of Credit on such day. Such commission shall be payable quarterly in arrears on the last Business Day of each March, June, September and December during the term of each Letter of Credit, and on the Termination Date.

         (c) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees, and at such times, as set forth in the letter, dated August 16, 2001, between the Borrower and the Agent.

         (d) LC Bank Fees. The Borrower hereby agrees to pay directly to an LC Bank upon issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing or amendment by the administrative charge which such LC Bank is customarily charging for issuances of, drawings under or amendments of, letter of credit issued by it.

         SECTION 2.07. Termination or Reduction of the Commitments or the Swingline Commitment; Voluntary Reduction; Increase in Aggregate Commitment. (a) The Borrower shall have the right, upon at least three (3) Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of (x) the respective Commitments of the Lenders, or (y) the Swingline Commitment; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the sum of the aggregate principal amount of the Advances and Swingline Loans then outstanding plus the aggregate outstanding amount of the Letter of Credit Liabilities, and the aggregate amount of the Swingline Commitment shall not be reduced to an amount that is less than the aggregate principal amount of the Swingline Loans then outstanding; and provided further that each partial reduction shall be in the aggregate amount of $25,000,000 ($1,000,000 in the case of the Swingline Commitment) or an integral multiple of $1,000,000 ($1,000.000 in the case of the Swingline Commitment) in excess thereof.

         (b) Increase in the Commitment. The Borrower may, at its option, at any time after the 90th day after the Effective Date, on a single occasion during each fiscal year, seek to increase the Commitment up to a maximum Commitment amount of $600,000,000 upon at least 30 days (but not more than 45 days) written notice to the Agent, which notice shall specify the amount of any such increase and shall be delivered at a time when (x) no Default or Event of Default has occurred and is continuing and (y) no previous reduction to the Commitment has been requested by the Borrower pursuant to Section 2.07(a). The Borrower shall, after giving such notice, offer the increase in the Commitment (i) first on a pro-rata basis to the Lenders, which Lenders may in their individual sole discretion decline such offer, and (ii) then (A) on a non pro-rata basis to Lenders and/or (B) to other banks or entities acceptable to the Agent and the Company, provided that the minimum final allocated Commitment of each such bank or other entity is equal to or in excess of $10,000,000. No increase in the Commitment shall become effective until the existing or new Lender extending such incremental commitment amount shall have delivered to the Agent a writing in form reasonably satisfactory to the Agent pursuant to which such existing Lender states the amount of its Commitment increase and any such new Lender states its Commitment amount and agrees to assume and accept the obligation and rights of a Lender hereunder. The Lenders (new or existing) shall accept an assignment from the existing Lenders of an interest in each then outstanding A Advance such that, after giving effect thereto, all A Advances are held ratably by the Lenders in proportion to their respective Commitments. The Company shall make any payments under Section 8.04(b) resulting from such assignments. The minimum amount by which the Commitments may be increased on any one occasion under this Section 2.07(b) is $50,000,000, and the Commitments may not be increased to more than $600,000,000 pursuant to this Section 2.07(b).

         SECTION 2.08. Repayment of A Advances, B Advances and Swingline Loans.
(a) The Borrower shall repay the principal amount of each A Advance made by each Lender in accordance with the A Note to the order of such Lender.

         (b) The Borrower shall repay the principal amount of each B Advance made by each Lender in accordance with the B Note to the order of such Lender evidencing such B Advance.

         (c) On the last Business Day of each calendar quarter, the Borrower shall repay all Swingline Loans in full and may not reborrow Swingline Loans until the next succeeding Business Day.

         SECTION 2.09. Interest on Advances and Swingline Loans. (a) Ordinary Interest on A Advances. The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Lender from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. If such A Advance is a Base Rate Advance, a rate per annum equal at all times to, from the Effective Date to the Termination Date, the Base Rate in effect from time to time, payable quarterly on the last Business Day of each March, June, September and December.

                  (ii) LIBOR Advances. If such A Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of (x) the LIBOR for such Interest Period for such A Advance plus (y) the Applicable Interest Rate Margin in effect on the first day of such Interest Period, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such LIBOR Advance shall be Converted or paid in full.

         (b) Interest on Swingline Loans. The Borrower shall pay interest on the unpaid principal amount of each Swingline Loan made by the Swingline Lender from the date of such Swingline Loan until such principal amount shall be paid in full at a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly on the last Business Day of each March, June, September and December.

         (c) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance and Swingline Loan that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time.

         SECTION 2.10. Additional Interest on LIBOR Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each LIBOR Advance of such Lender, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR for the Interest Period for such A Advance from (ii) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the LIBOR Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Lender and notified in writing to the Borrower through the Agent.

         SECTION 2.11. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each LIBOR. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

         (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.09(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.09(a)(ii).

         (c) If fewer than two Reference Banks furnish timely information to the Agent for determining the LIBOR for any LIBOR Advances, the LIBOR with respect to such LIBOR Advance shall be determined by the Agent to be the offered rate per annum at which deposits in dollars appear with respect to the relevant Interest Period on the Dow Jones Market Service Page 3750 (or any successor page), or if such offered rate is not available, then the rate per annum at which deposits in dollars appear with respect to such Interest Period on the Reuters Screen LIBOR Page (or any successor page) in each case as of 11:00 a.m. (London time), two Business Days prior to the beginning of such Interest Period or in the event that the foregoing offered rates are not available then:

                  (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such LIBOR Advances.

                  (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance) and

                  (iii) the obligation of the Lenders to make, or to Convert A Advances into, LIBOR Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that two or more Reference Banks have furnished timely information to the Agent for the purpose of determining the LIBOR.

         (d) If any Reference Bank shall fail to furnish timely information to the Agent pursuant to this Section 2.09 the Borrower may, with the consent of the Agent (which consent shall not be unreasonably withheld), appoint another Lender as a replacement for such Reference Bank.

         (e) If, with respect to any LIBOR Advances, the Majority Lenders notify the Agent that the LIBOR for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective LIBOR Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                  (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and

                  (ii) the obligation of the Lenders to make, or to Convert A Advances into, LIBOR Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         (f) If the Borrower shall fail to select a new Interest Period for any outstanding LIBOR Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

         (g) On the date on which the aggregate unpaid principal amount of A Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $20,000,000, such A Advances shall, if they are LIBOR Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such A Advances into LIBOR Advances shall terminate; provided, however that, if and so long as each such A Advance shall be of the same Type and have the same Interest Period as A Advances comprising another A Borrowing or other A Borrowings, and the aggregate unpaid principal amount of all such A Advances shall equal or exceed $20,000,000, the Borrower shall have the right to continue all such A Advances as, or to Convert all such A Advances into, Advances of such Type having such Interest Period.

         SECTION 2.12. Voluntary Conversion of A Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.11 and 2.15, Convert all A Advances of one Type comprising the same A Borrowing into A Advances of the other Type; provided, however that any Conversion of any LIBOR Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such LIBOR Advances and any Conversion of Base Rate Advances into LIBOR Advances shall be in an amount not less than $20,000.000; and provided further, however, that the Borrower shall not convert any Base Rate Advances into LIBOR Advances if A Default has occurred and is continuing. Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the A Advances to be Converted and (iii) if such Conversion is into LIBOR Advances, the duration of the initial Interest Period for each such A Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

         SECTION 2.13. Prepayments of A Advances and Swingline Loans. (a) The Borrower shall have no right to prepay any principal amount of any A Advances other than as provided in subsection (b) below, or any principal amount of any Swingline Loans other than as provided in subsection (c) below.

         (b) The Borrower may, upon at least one (1) Business Day's notice in the case of Base Rate Advances, and three (3) Business Days' notice in the case of LIBOR Advances to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that
(x) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple thereof and (y) in the case of any such prepayment of a LIBOR Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b). (c) The Borrower may, upon notice to the Swingline Lender, prepay any Swingline Loan in whole by paying the principal amount thereof.

         SECTION 2.14. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBOR Reserve Percentage) in or in the interpretation of any law, regulation, rule or guideline promulgated or made after the date this Agreement is executed and delivered by the Borrower or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated or made after the date this Agreement is executed and delivered by the Borrower, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Advances, then the Borrower shall from time to time, upon written demand by such Lender (with A copy of such written demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that the Borrower shall not be obligated to pay any such additional amounts that are attributable to the period (the "Excluded Period") ending 90 days prior to the Borrower's receipt of such written notice; provided further, however, that to the extent such additional amounts accrue during the Excluded Period because of the retroactive effect of the applicable law, rule, regulation, guideline or request promulgated during the 90 day period prior to the Borrower's receipt of such written notice, the limitation set forth in the foregoing proviso shall not apply. A certificate, made in good faith and in reasonable detail, as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall, except for demonstrable or calculation error, be conclusive and binding for all purposes.

         (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated or made after the date this Agreement is executed and delivered by the Borrower affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within 30 days after written notice and demand from such Lender (with A copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder; provided that the Borrower shall not be obligated to pay any such additional amounts that are attributable to the period (the "Excluded Period") ending 90 days prior to the Borrower's receipt of such written notice; provided further, however, that to the extent such additional amounts accrue during the Excluded Period because of the retroactive effect of the applicable law, rule, regulation, guideline or request promulgated during the 90 day period prior to the Borrower's receipt of such written notice, the limitation set forth in the foregoing proviso shall not apply. A certificate, made in good faith and in reasonable detail, as to such amounts submitted to the Borrower and the Agent by such Lender shall, except for demonstrable or calculation error, be conclusive and binding for all purposes.

         (c) Any Lender claiming any additional amounts payable pursuant to this
Section 2.14 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such A change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION 2.15. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its LIBOR Lending Office to perform its obligations hereunder to make LIBOR Advances or to fund or maintain LIBOR Advances hereunder, (i) the obligation of such Lender to make, or to Convert A Advances into, LIBOR Advances shall be suspended until such Lender shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist and (ii) the Borrower shall, on the last day of the Interest Period then applicable thereto or, if it is unlawful for such Lender to maintain such LIBOR Advances for the balance of any such Interest Period, on the last day on which the Borrower has been notified by such Lender that such LIBOR Advances may be lawfully maintained, Convert all LIBOR Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.12.

         SECTION 2.16. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes without setoff or counterclaim not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.10, 2.14, 2.18 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of A year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR or the Federal Funds Rate (for all purposes other than the calculation of the Base Rate) and of facility fees shall be made by the Agent, and all computations of interest pursuant to Section
2.10 shall be made by A Lender, on the basis of A year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent (or, in the case of Section 2.10, by A Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent calculation or demonstrable error.

         (c) Whenever any payment hereunder or under the Notes shall be stated to be due on A day other than A Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however that if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.17. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances owing to it (other than pursuant to Section 2.10, 2.14, 2.18 or 8.04(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing A participation from another Lender pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.18. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender or the Agent by the state or foreign jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, franchise taxes and net income taxes that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the other Loan Documents or from the execution delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate, made in good faith and in reasonable detail, as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Agent on its own behalf on or behalf of a Lender, shall be conclusive absent manifest error.

         (d) Each Lender shall, at the time of any written demand for indemnification as set forth in subsection (c) above, provide to the Borrower A receipt for, or other evidence of the imposition of or the payment of, Taxes or Other Taxes to be indemnified under this Section 2.18.

         (e) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, appropriate evidence of payment thereof.

         (f) For purposes of this Section 2.18, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code of 1986, as amended from time to time.

         (g) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it became A Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Agent and the Borrower with Internal Revenue Service Form W-8BEN, W-8ECI or W-9, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date.

         (h) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (g) (other than if such failure is due to A change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (g)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that, should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (i) Any Lender claiming any additional amounts payable pursuant to this
Section 2.18 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         (j) In the event the Borrower is required pursuant to this Section 2.18 to pay any amount to any Lender or the Agent or on the behalf of any of them to any taxing authority, such Lender shall, if no Default has occurred and is continuing, upon the request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Borrower in consideration for (i) the payment by such assignee to the assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender, (ii) the payment by the Borrower to the assigning Lender of any and all other amounts owing to such Lender under any provision of this Agreement accrued and unpaid to the date of such assignment including any additional amounts payable pursuant to this Section and (iii) the Borrower's release of the assigning Lender from any further obligation or liability under this Agreement. The assignment fee required under Section 8.07(a) for such assignment shall be paid by the Borrower. Notwithstanding anything to the contrary in this Section 2.18(j), in no event shall the replacement of any Lender result in a decrease or reallocation of the aggregate Commitments without the written consent of the Majority Lenders.

         SECTION 2.19. Use of Proceeds. The proceeds of the Advances, Swingline Loans and Letters of Credit shall be available, and the Borrower agrees that it will use such proceeds, solely for the general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, acquisitions that have been approved by the board of directors of the acquired entity and stock repurchases.

         SECTION 2.20. Termination Date Extensions. At any time after the second anniversary of the Effective Date, the Borrower may make a written request to the Agent, who shall forward a copy of each such request to each of the Lenders, that the Termination Date then in effect be extended to the date which is one year after such existing Termination Date; provided, however, that the Borrower shall not be permitted to obtain more than three extensions pursuant to this
Section 2.20. Such request shall be accompanied by a certificate of a Financial Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing. If, by the date (a "Response Date") which is 30 days after the date of such request, Lenders holding at least 70% of the Commitments then outstanding agree thereto in writing, the Termination Date of each Lender then consenting, or that thereafter consents, to such extension (each, a "Continuing Lender") shall be automatically extended to the first anniversary of the then existing Termination Date. In the event that the Borrower has not obtained agreement to the requested extension from the requisite percentage of Lenders to permit an extension by the Response Date, the Borrower may extend the deadline for obtaining such percentage to the thirtieth day following such Response Date in order to take such actions, including those contemplated by Section 2.21, with respect to any Lender that has not agreed to such extension (each, a "Non-Continuing Lender"), as the Borrower deems appropriate in order to obtain agreement to such extension from the requisite percentage of Lenders. If the Borrower obtains agreement from the requisite percentage of the Lenders during such thirty day period, the Termination Date shall be extended as to the Continuing Lenders as provided in the second preceding sentence. The Agent shall notify the Borrower and each Lender of the effectiveness of any such extension. No Lender shall be obligated to agree to any extension pursuant to this Section 2.20, and the extension of the Termination Date as to any Lender shall be in its sole discretion. The Termination Date shall not be extended pursuant to this
Section 2.20 for any Lender that is a Non-Continuing Lender.

         SECTION 2.21. Replacement of Lenders. Any Lender claiming any additional amounts payable pursuant to Section 2.14, invoking the provisions of

Section 2.15 or becoming a Non-Continuing Lender shall, if no Default has occurred and is continuing, upon the request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and under the other Loan Documents to an Eligible Assignee selected by the Borrower in consideration for (i) the payment by such assignee to the assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender, (ii) the payment by the Borrower to the assigning Lender of any and all other amounts owing to such Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrower's release of the assigning Lender from any further obligation or liability under this Agreement. The assignment fee required under
Section 8.07(a) for such assignment shall be paid by the Borrower. Notwithstanding anything to the contrary in this Section 2.21, in no event shall the replacement of any Lender result in A decrease or reallocation of the aggregate Commitments without the written consent of the Majority Lenders.

         SECTION 2.22. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.


                                   ARTICLE III

                              CONDITIONS OF LENDING

         SECTION 3.01. Conditions Precedent to the Effectiveness of Amendment and Restatement. The amendment and restatement of the Original 5-Year Agreement by this Agreement is subject to the following conditions precedent:

                  (a) This Agreement (including all schedules, exhibits, certificates and opinions delivered pursuant hereto), and each other Loan Document (other than the Mortgages) shall have been duly executed and delivered by or on behalf of the Loan Parties party hereto or thereto and, in the case of this Agreement, by the Majority Lenders, and the 364-Day Credit Agreement shall have been duly executed and delivered by the parties thereto and this Agreement, each other Loan

         Document (other than the Mortgages) and the Existing 364-Day Credit Agreement shall be in full force and effect .

                  (b) There shall have occurred no material adverse change in the condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, since February 24, 2001.

                  (c) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a material adverse change in the condition (financial or otherwise) or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries.

                  (d) All governmental and third-party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Amendment and Restatement Effective Date.

                  (f) The Borrower shall have paid all accrued fees and expenses of the Agent that have been billed (including the accrued fees and expenses of counsel to the Agent).

                  (g) The Agent shall have received on or before the Amendment and Restatement Effective Date the following, each dated such date, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                           (i) certified copies of the resolutions of the Board
                  of Directors of each Loan Party approving this Agreement and the other Loan Documents (to which it is a party), and of all documents evidencing other necessary corporate action and government approvals, if any, with respect to this Agreement and the other Loan Documents (to which it is a party),

                           (ii) a certificate of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the other Loan Documents (to which it is a party) and the other documents to be delivered by such Loan Party hereunder.

                           (iii) a copy of a certificate of the Secretary of
                  State of the jurisdiction of incorporation of each Loan Party (as of a date reasonably near the Amendment and Restatement Effective Date) that (A) attached thereto is a true and correct copy of such Loan Party's charter and each amendment thereto, (B) such amendments are the only amendments to such Loan Party's charter on file in his office, (C) such Loan Party has paid all franchise taxes to the date of such certificate and (D) such Loan Party is duly incorporated and in good standing under the laws of its jurisdiction of incorporation,

                           (iv) a certificate of each Loan Party, signed by its
                  President or a Vice President and its Secretary or any Assistant Secretary, dated the Amendment and Restatement Effective Date, certifying (a) as to the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate from its jurisdiction of incorporation, (b) that attached is a true and correct copy of the by-laws of such Loan Party as in effect on the Amendment and Restatement Effective Date, (c) as to the due incorporation and good standing of such Loan Party as a corporation organized under the laws of its jurisdiction of incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (d) as to the truth and correctness of the representations and warranties contained in Section 4.01 of this Agreement as though made on and as of the Amendment and Restatement Effective Date and (e) as to the absence of any event occurring and continuing, or resulting from the effectiveness of this Agreement or any other Loan Document, if any, that constitutes a Default.

                           (v) a favorable opinion of Dorsey & Whitney, LLP,
                  special counsel for the Loan Parties, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request,

                           (vi) a favorable opinion of Warren Simpson, in-house
                  Counsel of the Loan Parties, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Agent may reasonably request,

                           (vii) evidence of the termination of the commitments
                  under the Existing 364-Day Credit Agreement,

                           (viii) evidence satisfactory to the Agent that (A)
                  the documents described in paragraphs (a) under the caption "Exchange Note Transactions" and paragraph (e) under the caption "Structured Lease Transactions", each under Schedule VII, have been amended to permit the transactions contemplated under this Agreement and the other Loan Documents, and (B) the Teachers Consent Agreement has been duly executed and delivered by the parties thereto, which agreement shall be in form and substance acceptable to the Agent, and

                           (ix) such other approvals, opinions or documents as
                  any Lender, through the Agent, may reasonably request.

         SECTION 3.02. Conditions Precedent to Each A Borrowing, Swingline Borrowing and Issuance of A Letter of Credit. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing but other than an A Advance pursuant to section 2.04(c)) resulting in an increase in the aggregate amount of outstanding A Advances, the obligation of each LC Bank to issue a Letter of Credit on the occasion of a request therefor by the Borrower (other than an extension of a maturing Letter of Credit that provides for A drawing thereunder in the absence of such extension), and the obligation of the Swingline Lender to make A Swingline Loan on the occasion of each Swingline Borrowing shall be subject to the further conditions precedent that on the date of such A Borrowing, the issuance of such Letter of Credit or such Swingline Borrowing, as the case may be, the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing, request for issuance of Letter of Credit or Notice of Swingline Borrowing, as the case may be, and the acceptance by the Borrower of the proceeds of such A Borrowing or Swingline Borrowing or benefits of the issuance of such Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing, the issuance of such Letter of Credit or such Swingline Borrowing, as the case may be, such statements are true):

                  (i) the representations and warranties contained in Section
         4.01 are correct on and as of the date of such A Borrowing, the issuance of such Letter of Credit or such Swingline Borrowing, as the case may be before and after giving effect to such A Borrowing, the issuance of such Letter of Credit or such Swingline Borrowing, as the case may be, and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (ii) no event has occurred and is continuing, or would result from such A Borrowing, the issuance of such Letter of Credit or such Swingline Borrowing, as the case may be, or from the application of the proceeds therefrom, which constitutes a Default.

         SECTION 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Lender that is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto,
(ii) (x) in the case of any B Borrowing (except as otherwise set forth in subclause (y) below), on or before the date of such B Borrowing, but prior to such B Borrowing, and (y) in the case of same day, fixed rate B Borrowings, promptly after any such B Borrowing, the Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.03 and (iii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

                  (a) the representations and warranties contained in Section
         4.01 are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                  (b) no event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes a Default and

                  (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary, to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE IIIA

                            COLLATERAL AND MORTGAGES

         SECTION 3A.01. Initial Post-Amendment and Restatement Effective Date Collateral Requirements. The Borrower will, on the earlier of the occurrence of a Security Event and a date which occurs 60 days after the Amendment and Restatement Effective Date, cause:

         (a) paragraphs (a) and (b)(i) of the Collateral Filing Requirement to be satisfied; and

         (b) paragraphs (a)(i) and (d) of the Real Property Collateral Requirement to be satisfied.

         SECTION 3A.02. Security Event. If a Security Event occurs, the Borrower will promptly notify the Agent and the Lenders in writing thereof and will:

         (a) within 30 days after such Security Event occurs, cause paragraph
(b)(ii) of the Collateral Filing Requirement to be satisfied; and

         (b) within 45 days after such Security Event occurs, if requested by the Agent, cause paragraphs (a)(ii), (b) and (c) of the Real Property Collateral Requirement to be satisfied with respect to any Mortgaged Property selected by the Agent, and at any time thereafter, on any date on which the Borrower notifies or is required to notify the Agent of a Perfection Certificate Change, cause the Collateral Filing Requirement and, with respect to any Mortgaged Property selected by the Agent, the Real Property Collateral Requirement to be satisfied (as the case may be).

         SECTION 3A.03. Further Assurances. The Borrower will, and will cause each Material Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including, at any time after the occurrence of a Security Event, the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Agent or the Majority Lenders may reasonably request, to cause the Collateral and Guarantee Requirement and, with respect to any Mortgaged Property selected by the Agent, the Real Property Collateral Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Agent, from time to time after the occurrence of a Security Event upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens and Mortgages created or intended to be created by the Security Documents (other than Mortgages in respect of any Mortgaged Property not selected by the Agent pursuant to Section 3A.02(b)).

         SECTION 3A.04. Information Regarding Collateral. (a) The Borrower will furnish to the Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or (v) any change in any Loan Party's jurisdiction of organization. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings under the Uniform Commercial Code or otherwise that would be required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral have been duly executed and delivered by the applicable Loan Party to the Agent. The Borrower also agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.

         (b) At the time of delivery of financial statements pursuant to clause
(d)(i)(x) or (y) of Section 5.01, the Borrower shall deliver to the Agent a certificate of a Financial Officer and the chief legal officer of the Borrower
(w) setting forth any change ("Perfection Certificate Change") in the information contained in the Perfection Certificate delivered to the Agent on the Amendment and Restatement Effective Date or the date of the most recent certificate delivered pursuant to this paragraph (b) or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this paragraph (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral if a Security Event has not occurred on or prior to the date of such certificate, have been delivered to the Agent, (x) identifying all Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary is a Material Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter, and (y) identifying any transactions permitted under Section 5.02(b) that have been consummated since the end of the previous fiscal quarter, including the date on which such transaction was consummated and the consideration therefor.

         SECTION 3A.05. Additional Subsidiaries. If any additional Material Subsidiary is formed or acquired or any Immaterial Subsidiary becomes a Material Subsidiary after the Amendment and Restatement Effective Date, the Borrower will, (i) within ten Business Days after such Material Subsidiary is formed or acquired or, on the last day of each fiscal quarter during which an Immaterial Subsidiary becomes a Material Subsidiary, notify the Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in such Subsidiary (to the extent required by paragraph (a) of the definition of the term Collateral Filing Requirement) owned by or on behalf of any Loan Party, (ii) within 30 days after such formation, acquisition or change, cause paragraphs (a) and (b)(i) of the Collateral Filing Requirement to be satisfied, and (iii) if such formation, acquisition or change occurs at any time after a Security Event has occurred, within 30 days after such Security Event occurs, cause paragraph (b)(ii) of the Collateral Filing Requirement to be satisfied.

         SECTION 3A.06. Authorization. The Borrower hereby irrevocably consents to the Agent's filing all documents and instruments which are required to be filed pursuant to, and at the times specified in, this Section.

         SECTION 3A.07. Additional Mortgaged Property. Within ten Business Days of the end of each fiscal quarter, the Borrower shall deliver to the Agent a written supplement the Schedule delivered to the Agent on or before the Effective Date ("Mortgaged Property Schedule") which sets forth the address of each parcel of real property and the improvements thereto that (i) is owned by a Loan Party as at the Effective Date, (ii) is not described in the Mortgaged Property Schedule as at the Amendment and Restatement Effective Date, or any other supplement previously delivered to the Agent pursuant to this Section, and
(iii) has either a book value or a fair value (as reasonably determined by the Borrower in good faith) equal to or greater than $2,000,000 and a book value of less than $15,000,000 as of the last day of such fiscal quarter. Any supplement delivered under this Section 3A.07 will, for all purposes of this Agreement, be deemed to form part of the Mortgaged Property Schedule.

         SECTION 3A.08. Certain Amendments, Etc. No amendment, waiver or consent shall, unless the same shall be in writing and signed by all the Majority Lenders, amend any Loan Document. No amendment, waiver or consent shall, unless the same shall be in writing and signed by the Super Majority Lenders, amend any provision of this Article IIIA. No amendment, waiver or consent shall, unless the same shall be in writing and signed by all the Lenders, amend the definition of the term Security Event or at any time after the occurrence of a Security Event, release all or substantially all the Collateral (other than in connection with a sale of Collateral permitted by this Agreement).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and, except where the failure to be so (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  (b) The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents (to which it is a party), and the consummation of the transactions contemplated hereunder and thereunder, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, determination or award binding on or affecting any Loan Party except where such violation, individually and together with all other such violations, would not reasonably be expected to require payments by the Borrower and its subsidiaries of $25,000,000 or more or have a Material Adverse Effect or (iii) conflict with or result in the breach of, or constitute a default under, any agreement or instrument binding on or affecting any Loan Party except where such conflict, default or breach, individually, and together with all other such conflicts, defaults or breaches, would not reasonably be expected to require payments by the Borrower and its subsidiaries of $25,000,000 or more or have a Material Adverse Effect.

                  (c) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party. This Agreement is, and the other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of each Loan Party thereto enforceable against each such Loan Party in accordance with their respective terms.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party that is A party to any agreement or instrument binding on any Loan Party is required for the due execution, delivery or performance by any Loan Party of this Agreement or the other Loan Document to which it is a party, or for the consummation of the transactions contemplated by this Agreement or the other Loan Documents.

                  (e) (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at February 24, 2001, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG, LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at June 16, 2001, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal quarter then ended, duly certified by a Financial Officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at June 16, 2001, and said statements of income and retained earnings for the fiscal quarter then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP. Since June 16, 2001, there has been no material adverse change in the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; and (ii) except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, none of the Borrower or its Subsidiaries has, as of the Amendment and Restatement Effective Date, any material contingent liabilities, long-term commitments that were not incurred by the Borrower or its Subsidiaries in the ordinary course of their business or unrealized losses.

                  (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, that
         (i) is likely to result in a material adverse change in the condition (financial or otherwise) or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

                  (g) (i) No information, exhibit or report furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of the Loan Documents (including but not limited to the Information Memorandum) or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which such statements were made; and (ii) all financial projections that have been provided by or on behalf of the Borrower to the Agent or any Lender were prepared in good faith based on reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies beyond the Borrower's control, and that no assurance can be given that the projections will be realized).

                  (h) Following application of the proceeds of each Advance, Swingline Loan and Letter of Credit, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of
         Section 5.02(a) or Section 5.02(c) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 8.01(d) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                  (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a liability of the Borrower or any of its ERISA Affiliates in excess of $25,000,000 in any one case or $50,000,000 in the aggregate.

                  (j) Schedule B (Actuarial Information) to the most recently filed annual report (Form 5500 Series) for each Plan of the Borrower or any of its ERISA Affiliates, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders to the extent required under Section 5.01(d)(iv), is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (k) Neither the Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan in excess of $25,000,000 in any one case or $50,000,000 in the aggregate.

                  (l) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, if as a result thereof the Borrower or any of its ERISA Affiliates would incur or would reasonably be expected to incur, any liability in excess of $25,000,000 in any one case or $50,000,000 in the aggregate.

                  (m) The fair market value of the assets of all Plans, as at the Amendment and Restatement Effective Date, was not less than 90% of the present value of all projected benefit obligations under such Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), as of the date of the most recent financial statements reflecting such amounts.

                  (n) The aggregate annualized amount paid net of the retiree annual contributions (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Borrower and its Subsidiaries are liable does not exceed $8,000,000.

                  (o) Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed, and all taxes related to such returns and any assessments made against it or any of its respective properties and all other taxes, fees or other charges imposed on it or any of its respective properties by any governmental authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries as the case may be) have been paid, except to the extent the failure to make such filings or payments would not reasonably be expected to have a Material Adverse Effect.

                  (p) Neither the Borrower nor any of its Subsidiaries is (i) an "investment company", or an "affiliated person" of, or "promotor" or "principal underwriter" for an "investment company", as such terms are defined in the investment Company Act of 1940, as amended, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  (q) Except for such matters individually or in the aggregate that would not reasonably be expected to have a Material Adverse
         Effect: (i) the operations and properties of the Borrower and each of its Subsidiaries comply with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries and the Borrower and its Subsidiaries are in compliance with all such Environmental Permits, and (ii) no circumstances exist that could be reasonably likely to (x) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their respective properties, or (y) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (r) (i) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted, to utilize such properties for their intended purposes or which would not reasonably be expected to have a Material Adverse Effect.

                           (ii) As at the Amendment and Restatement Effective
                  Date, the Mortgaged Property Schedule (as defined in Section 3A.07, sets forth the address of each parcel of real property and the improvements thereto that is owned by a Loan Party and has either a book value or a fair value (as reasonably determined by the Borrower in good faith) equal to or greater than $2,000,000 and a book value of less than $15,000,000 as of the Amendment and Restatement Effective Date.

                           (iii) Each of the Borrower and its Subsidiaries owns,
                  or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                           (iv) As of the Amendment and Restatement Effective
                  Date, none of the Borrower or any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

                  (s) Schedule IV sets forth the name of, and the ownership interest of the Borrower and its applicable Subsidiaries in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Material Subsidiary, an Excluded Domestic Subsidiary or an Excluded Guarantee Subsidiary, in each case as of the Amendment and Restatement Effective Date.

                  (t) There does not exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any of the Loan Parties to create, incur or permit to exist any Lien contemplated to be incurred or created, or (as the case may be) incurred or created, pursuant to the Security Documents.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

         SECTION 5.01. Affirmative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

                  (a) Compliance with Laws, Payment of Taxes, Etc. Comply, and cause each of its Subsidiaries to comply, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect, with (i) all its payment obligations (other than in respect of Debt and judgments or orders for the payment of money), and (ii) with all applicable laws (including, without limitation, ERISA and Environmental Laws), rules, regulations and orders, such compliance to include, without limitation, paying and discharging before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except, in each case, where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, and (iii) all material contracts to which it or its Subsidiaries is a party.

                  (b) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and any Subsidiary may consummate any merger, consolidation, liquidation or dissolution permitted under
         Section 5.02(b), and provided further that the Borrower and its Subsidiaries shall not be required to preserve any right or franchise if the Borrower and the relevant Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries.

                  (c) Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in order to permit the Borrower to prepare Consolidated financial statements of the Borrower in accordance with GAAP.

                  (d)  Reporting Requirements.  Furnish to each Lender:

                           (i) (x) as soon as available and in any event within
                  45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified by a Financial Officer of the Borrower as having been prepared in accordance with GAAP;

                           (y) as soon as available and in any event within 90
                  days after the end of each fiscal year of the Borrower, a copy of the Consolidated annual report for such year for the Borrower and its Subsidiaries, containing Consolidated financial statements for such year, certified in a manner acceptable to the Majority Lenders by KPMG or other nationally recognized independent public accountants; and

                           (z) together with each delivery of financial
                  statements required by clauses (x) and (y) above, a certificate of a Financial Officer (A) stating that the signer has reviewed or caused to be reviewed under his or her supervision the terms of this Agreement and the other Loan Documents and the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence as at the date of such certificate of any condition or event that constitutes a Default, and (B) setting forth (except to the extent specifically set forth in such financial statements) information in reasonable detail necessary to demonstrate the Borrower's compliance as at the end of such accounting period with Section 5.02(e), (f) and
                  (g) (including, but not limited to, a description of and amounts comprising the elements of Consolidated Debt, each determined in accordance with GAAP);

                           (ii) as soon as possible and in any event within five
                  (5) days after any Financial Officer of the Borrower has knowledge of the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth the details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                           (iii) promptly after the sending or filing thereof,
                  copies of all reports which the Borrower sends to its shareholders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                           (iv) promptly and in any event within 30 days after
                  the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of the Borrower or any of its ERISA Affiliates, provided that this clause (iv) shall apply only to the extent that the total "current liability" indicated on any such Schedule B exceeds $8,000,000;

                           (v) promptly and in any event within 15 Business Days
                  after the Borrower or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of a Financial Officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                           (vi) promptly and in any event within five Business
                  Days after receipt thereof by the Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of the Borrower or any of its ERISA Affiliates or to have a trustee appointed to administer any Plan of the Borrower or any of its ERISA Affiliates;

                           (vii) promptly after commencement thereof, notice of
                  all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and

                           (viii) such other information respecting the
                  condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

                  (e) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                  (f) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to maintain or preserve any properties if the Borrower determines, in its reasonable business judgment, that the maintenance and preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower or such Subsidiary.

                  (g) Visitation Rights. At any reasonable time upon the occurrence and during the continuance of a Default while any Advance is outstanding, permit the

         Agent or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers and with their independent certified public accountants.

                  (h) Certification of LLC. The Borrower will, on the earlier of the occurrence of a Security Event and a date which occurs 60 days after the Amendment and Restatement Effective Date, cause each interest in any limited liability company or limited partnership controlled by the Borrower or any of its Material Subsidiaries to be represented by certificate, to be a "security" within the meaning of, and to be governed by, Article 8 of the New York Uniform Commercial Code.

         SECTION 5.02. Negative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than:

                           (i) in the case of the Borrower, purchase money Liens
                  to secure Debt incurred solely for the purpose of financing the acquisition of any real property, fixtures or equipment acquired by the Borrower with the proceeds of such Debt, provided, that any such Liens attach only to the assets so purchased and the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the property being purchased, or

                           (ii) in the case of any Subsidiary of the Borrower,
                  purchase money Liens to secure Debt incurred by such Subsidiary solely to finance the purchase price of real property, fixtures or equipment to the extent permitted pursuant to clause (ii) of Section 5.02(d), provided that any such Liens attach only to the assets so purchased and the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100%of the purchase price of the property being purchased, or

                           (iii) in the case of any Subsidiary of the Borrower,
                  purchase money Liens to secure Debt assumed by such Subsidiary solely in connection with the acquisition of real property, fixtures or equipment to the extent permitted pursuant to clause (iii) of Section 5.02(d), provided that any such Liens attach only to the assets so purchased and the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the property being purchased, or

                           (iv) in the case of any Subsidiary of the Borrower,
                  Liens to secure Debt assumed solely in connection with an acquisition to the extent permitted pursuant to clause (iv) of
                  Section 5.02(d), provided that any such Liens attached only to the assets so acquired and the assumption of such Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the asset being acquired, or

                           (v) in the case of the Borrower, Liens existing on
                  property at the time of the acquisition thereof by the Borrower (other than any such Lien created in contemplation of such acquisition that was not incurred to finance the acquisition of such property), or

                           (vi) any extensions, renewals or replacements of any
                  of the Liens permitted by subclauses (i) through (v) above or subclause (ix) below for the same or a lesser amount, provided, however, that no such Liens shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, or

                           (vii) Liens for taxes not yet due or which are being
                  contested in good faith by appropriate proceedings and for which appropriate reserves have been made in accordance with GAAP, or

                           (viii) Liens incidental to the conduct of its
                  business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, or

                           (ix) Liens existing on the Amendment and Restatement
                  and set forth on Schedule V, or

                           (x) Liens incurred by the Receivables Subsidiary in a
                  Permitted Receivables Financing, or

                           (xi) Liens incurred pursuant to the Security
                  Documents, or

                           (xii) Liens not otherwise permitted by the foregoing
                  clauses of this Section 5.02(a) securing Debt, provided that the aggregate principal amount of Debt secured by such Liens at the time any such Lien is created (after giving effect to such Lien) does not exceed 5% of Consolidated Tangible Assets (determined by reference to the most recent balance sheet submitted pursuant to Section 5.01(d)(i)); and provided further that such Liens shall only apply to assets of Subsidiaries of the Borrower if such Liens secure only Debt of Subsidiaries of the Borrower that is permitted by Section 5.02(d)(viii).

         Without limiting the generality of the foregoing, none of the Loan Parties will incur, create or permit to exist any Lien on its Inventory, Eligible Accounts Receivables or other Collateral other than Liens created by statute and Liens incurred or created pursuant to the Security Documents.

                  (b) Mergers, Etc. Merge or consolidate with or into, liquidate or dissolve, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do so, except that:

                           (i) any Subsidiary of the Borrower may merge or
                  consolidate with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with any one or more other Subsidiaries of the Borrower,

                           (ii) the Borrower or any Subsidiary of the Borrower
                  may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or any Subsidiary of the Borrower, as the case may be,

                           (iii) the Borrower or any Subsidiary of the Borrower
                  may merge with any other corporation, provided that the Borrower or such Subsidiary shall be the continuing or surviving corporation, and the Borrower shall be in compliance on a pro forma basis after giving effect to such merger, with the covenants contained in Sections 5.02(e),(f) and (g) recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such merger (and any related incurrence or repayment of Debt) had occurred on the first day of each relevant period for testing such compliance (provided that any merger that occurs prior to the first testing period under such Sections shall be deemed to have occurred after such first testing period),

                           (iv) the Borrower may engage in transactions
                  permitted by Section 5.02(c), and

                           (v) any Subsidiary may liquidate or dissolve if the
                  Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders,

provided that, in the case of each transaction permitted under this Section 5.02(b), at the time of such proposed transaction and immediately after giving effect to such proposed transaction, no Default shall have occurred and be continuing.

                  (c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, its assets, or grant any option or other right to purchase, lease or otherwise acquire its assets, other than:

                           (i) sales of inventory in the ordinary course of its
                  business,

                           (ii) any sale of assets in a transaction authorized
                  by subsections (b)(i), (ii), (iii) or (v) of this Section
                  5.02,

                           (iii) the sale of the Borrower's interest in any
                  Subsidiary engaged principally in manufacturing or production businesses,

                           (iv) sales of rights to payment and the security
                  therefor to the extent such sales are accounted for as true sales in accordance with GAAP,

                           (v) other sales, leases, transfers or other
                  dispositions of assets of the Borrower or any of its Subsidiaries not to exceed in the aggregate 10% of the Consolidated Tangible Assets (determined by reference to the most recent balance sheet submitted pursuant to Section 5.01(e)(i)) for all such sales, leases, transfers or other dispositions, and

                           (vi) sales pursuant to a Permitted Receivables
                  Financing.

                  (d) Subsidiary Debt. Permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, other than:

                           (i) Debt owed to the Borrower or to a wholly owned
                  Subsidiary of the Borrower,

                           (ii) Debt (including Capital Leases) incurred after
                  the Amendment and Restatement Effective Date to finance the purchase price of real property, fixtures or equipment acquired by such Subsidiary from a Person other than the Borrower or any other Subsidiary of the Borrower, provided that such real property, fixtures or equipment shall be purchased on an arm's-length basis and at a fair market value as reasonably determined at the time of such acquisition by the authorized officers or the Board of Directors of the Borrower, as the case may be, in a manner consistent with the Borrower's standard procedures, and extensions, refinancings and renewals of such Debt, provided further that the aggregate principal amount of Debt (including Capital Leases) incurred by all Subsidiaries pursuant to this clause (ii) or clause
                  (iii) below shall not exceed $150,000,000 at any one time outstanding,

                           (iii) secured Debt assumed after the Amendment and
                  Restatement Effective Date by such Subsidiary in connection with the acquisition of real property, fixtures or equipment which Debt (x) is secured only by such property and (y) is outstanding at the time of the acquisition of such property and not incurred to finance the acquisition thereof, and extensions, refinancings and renewals of such Debt, provided that the aggregate principal amount of Debt (including Capital Leases), incurred by all Subsidiaries pursuant to this clause
                  (iii) or clause (ii) above shall not exceed $150,000,000 at any one time outstanding,

                           (iv) Debt of a Person that is acquired by such
                  Subsidiary, which Person will be, upon such acquisition, a Subsidiary of the Borrower and which Debt (x) is secured, if at all, only by the assets of such Person and (y) is outstanding at the time of the acquisition of such Person and not incurred to finance the acquisition thereof, provided that the Borrower shall be in compliance on a pro forma basis after giving effect to such acquisition with the covenants contained in Sections 5.02(e),(f) and (g) recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Debt) had occurred on the first day of each relevant period for testing such

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                  compliance (provided that any such acquisition that occurs prior to the first testing period under such Sections shall be deemed to have occurred after such first testing period),

                           (v) indorsement of negotiable instruments for deposit
                  or collection or similar transactions in the ordinary course of business,

                           (vi) Debt existing on the Amendment and Restatement
                  Effective Date (all Debt of the Subsidiaries of the Borrower for borrowed money in a principal amount of $5,000,000 or greater existing on the Amendment and Restatement Effective Date is described on Schedule III),

                           (vii) any extension, refinancing, or renewal of any
                  of the Debt specified in subclause (iv) and subclause (vi) of this subsection (d) not resulting in an increase in the principal amount of such Debt so extended, refinanced, or renewed and

                           (viii) Debt of such Subsidiary not otherwise
                  permitted by the foregoing clauses of this Section 5.02(d), provided that the aggregate principal amount of such Debt of all Subsidiaries at any one time outstanding does not exceed $10,000,000,

                           (ix) Debt incurred pursuant to the Loan Documents,
                  and

                           (x) Debt incurred by the Receivables Subsidiary in a
                  Permitted Receivables Financing.

                  (e) Interest Expense Coverage Ratio. Permit the ratio of (a) Consolidated EBITDA plus Consolidated Rent Expense to (b) Consolidated Interest Expense plus Consolidated Rent Expense, in each case for any period of four consecutive fiscal quarters of the Borrower ending on any date on or after the Amendment and Restatement Effective Date to be less than 2.9 to 1.0.

                  (f) Leverage Ratio. Permit the ratio of (a) Consolidated Debt any day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such day to be greater than 3.6 to 1.0.

                  (g) Asset Coverage Ratio. Permit, on any day, the ratio of (i) Consolidated Inventory plus Eligible Accounts Receivable on such day to
         (ii) the sum of the aggregate principal amount of outstanding Borrowings on such day plus the aggregate LC Exposure on such day and the aggregate principal

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         amount of outstanding Borrowings under the 364-Day Credit Agreement on such day plus the aggregate principal amount of Obligations incurred pursuant to the transactions described under paragraphs (a), (b), (c) and (d) under the caption "Structured Lease Transactions" in Schedule VII on such day, to be less than 2.0 to 1.0.

                  (h) Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale or transfer of any real property, fixtures or equipment that
         (i) is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such real property, fixtures or equipment or (ii) is made for cash consideration in an amount not less than the fair value (as reasonably determined by the Borrower in good faith) of such fixed or capital asset and is effected pursuant to Section 5.02(c)(v).

                  (i) Transactions with Affiliates. Sell, lease or otherwise transfer, or permit any of its Subsidiaries to sell, lease or otherwise transfer, any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Borrower and the Material Subsidiaries not involving any other Affiliate.

                  (j) Business of Borrower and Subsidiaries. Engage, or permit any of its Subsidiaries to engage, at any time, in any business or business activity to the extent doing so would cause the predominant business of the Borrower and its Subsidiaries (taken as a whole) at any time to be a business that is not a business conducted by the Borrower or its Subsidiaries on the date hereof or business activities reasonably related or incidental thereto.

                  (k) Restrictive Agreements. Enter into, incur or permit to exist, or permit any of its Material Subsidiaries to enter into, incur or permit to exist, directly or indirectly, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Material Subsidiary of the Borrower to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Material Subsidiary of the Borrower to pay

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

         dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary of the Borrower or to Guarantee Debt of the Borrower or any other Subsidiary of the Borrower; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Amendment and Restatement Effective Date identified on Schedule VI (or to any extension or renewal of, or any amendment or modification of, or any other restrictions or conditions contained in agreements replacing or refinancing the agreements imposing the restrictions and conditions described in Schedule VI, in each case that do not expand the scope of any such restriction or condition described in Schedule VI, except that expansions of the scope of any such restrictions as a result of provisions existing on the date hereof that automatically incorporate changes to this Agreement shall be permitted), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause
         (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  (l) Amendment of Material Documents. Amend, modify or waive, or permit any of its Subsidiaries to amend, modify or waive in any manner that is materially adverse to the Lenders, any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, (b) any documents or agreements entered into in connection with a Permitted Receivables Financing, the Existing Notes Indenture, the transactions described in Schedule VII (other than as expressly permitted under Schedule IX), (c) the 364-Day Credit Agreement, (d) the Teachers Consent Agreement and (e) any other documents or agreements that are material to the Borrower and its Subsidiaries taken as a whole.

                  (m) Debt of the Borrower. Allow the aggregate principal amount of Debt (other than commercial paper and the obligations referred to in clause (v) of the definition of the term "Debt") of the Borrower that is created or incurred after the Amendment and Restatement Effective Date and scheduled to amortize or mature prior to the date that is six months after the Termination Date (as defined in the

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

         Existing Five-Year Credit Agreement) to exceed $50,000,000 at any one time outstanding.

         SECTION 5.03. Restrictive Financial Covenants. If the Borrower enters into, incurs or permits to exist, or permits any of its Subsidiaries to enter into, incur or permit to exist, directly or indirectly, any agreement or other arrangement in respect of any Debt or other monetary obligations for an aggregate amount of more than $25,000,000 that imposes any condition or covenant measuring the Borrower's or such Subsidiary's financial performance or financial standing which is more restrictive than the covenants in Section 5.02 (e), (f) or (g), such condition or covenant shall be deemed to be incorporated into this Agreement; provided that, this Section shall not apply in respect of the covenant contained in Section 4.7(e) of the Indenture dated as of June 26, 1997 among Shoppers Food Warehouse Corp. as issuer, SFW Holding Corp. as guarantor and Norwest Bank Minnesota, National Association as trustee, as amended as of the Amendment and Restatement Effective Date.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) the Borrower shall fail to pay (i) any principal of any Borrowings or Reimbursement obligation when the same becomes due and payable; (ii) any interest on Borrowings or any other amount due hereunder (other than as set forth in clause (iii) of this subsection
         (a)), in each case within three (3) days of the date on which the same becomes due and payable; or (iii) fees required to be paid pursuant to
         Section 2.06, and amounts due under Section 8.08, in each case within three (3) days of notice thereof by the Agent to the Borrower; or

                  (b) any written representation or warranty made at any time prior to or on or after the Amendment and Restatement Effective Date by a Loan Party (or any of its officers) herein or in any other Loan Document or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) the Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 2.19, 3A.01, 3A.02, 3A.05, 5.01(b) (as to the Borrower's corporate existence), 5.01(d), 5.01(e) or 5.02, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or

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

         agreement shall remain unremedied for thirty (30) days after the earliest of: (i) the date written notice thereof shall have been given to the Borrower by the Agent or any Lender; (ii) the date written notice thereof shall have been given by the Borrower to the Agent or any Lender; and (iii) the date by which the Borrower was required to have delivered to the Lenders the statement required under Section 5.01(f)(ii); or

                  (d) the Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $25,000,000 individually or $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or the Borrower or any of its Subsidiaries shall fail to be in compliance with any covenant under any agreement or instrument relating to any Debt outstanding in a principal amount of at least $25,000,000 individually or $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate or to permit the acceleration of, the maturity of such Debt; or any Debt outstanding in a principal amount of at least $25,000,000 individually or $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes) shall be declared to be due and payable, or required to be prepaid (other than by a required prepayment which does not arise because of a failure to comply with any such covenant), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it

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

         or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) any judgment or order for the payment of money in excess of $25,000,000 or more in the case of any one judgment or order and $50,000,000 or more in the aggregate for all such judgments and orders (to the extent not covered by insurance), or otherwise materially adverse to the business, condition (financial or otherwise), results of operations or prospects of the Borrower and its Subsidiaries taken as a whole shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) any ERISA Event shall have occurred with respect to a Plan of the Borrower or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Borrower and its ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to such ERISA Event) exceeds $25,000,000 in any one case or $50,000,000 in the aggregate; or

                  (h) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 in any one case or $50,000,000 in the aggregate; or

                  (i) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts otherwise required to be contributed to such Multiemployer Plans by an amount exceeding $25,000,000 in any one case or $50,000,000 in the aggregate;

                  (j) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities

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

         and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or
         (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or

                  (k) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement; or

                  (l) any default or other event (other than expiration at the end of the scheduled term thereof or in connection with a refinancing thereof that is a Permitted Receivables Financing) shall have occurred under the Receivables Transfer Agreement or any other document governing any Permitted Receivables Financing if the effect of such default or other event is to cause any Person (other than the Borrower and its Subsidiaries) to terminate any purchases of accounts receivable by such Person from the Borrower or any of the Borrower's Subsidiaries pursuant to the Permitted Receivables Financing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Borrowings, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Borrowings, all such interest and all such amounts shall become and be forthwith due and payable,

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

without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and demand that the Borrower pay into the Holding Account an amount of cash equal to the aggregate amount available for drawing under all outstanding Letters of Credit; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated,
(B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and (C) the Borrower will pay to the Agent, for deposit in the Holding Account, an amount of cash equal to the aggregate amount available for drawing under all outstanding Letters of Credit.


                                   ARTICLE VII

                                    THE AGENT

         SECTION 7.01. Appointment. The Lenders hereby appoint Chase as the Agent to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize the Agent to take such action on its behalf under the provisions hereof, the Notes (including, without limitation, to give notices and take such actions on behalf of the Majority Lenders as are consented to in writing by the Majority Lenders) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder and under the Notes, by or through its officers, directors, agents, employees or affiliates, and the provisions of Sections 7.03 and 7.05 shall apply to such officers, directors, agents, employees and affiliates.

         SECTION 7.02. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agent shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT THE AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in this Agreement or in any other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Loan Documents except as expressly set forth herein or therein. The Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by

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

the Loan Documents that the Agent is required to exercise in writing by the Majority Lenders. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Borrowings hereunder and shall make its own appraisal of the credit worthiness of the Borrower, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Borrowings or at any time or times thereafter (except as set forth in this Agreement). The Agent will promptly notify each Lender at any time that the Majority Lenders have instructed it to act or refrain from acting pursuant to Article VI. None of the Syndication Agent or the Co-Lead Arrangers and Co-Bookrunners, shall have any specified duties under this Agreement.

         SECTION 7.03. Exculpation, Rights Etc. Neither the Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any Note, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any other Loan Document or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any other Loan Document or any other document or the financial condition of the Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document or any other document or the financial condition of the Borrower, or the existence or possible existence of any Default or Event of Default unless requested to do so by the Majority Lenders. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of this Agreement or the other Loan Documents, the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any this Agreement or the other Loan Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Majority Lenders or, to the extent required by Section 8.01, all of the Lenders.

         SECTION 7.04. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution, notice, statement, certificate, order or other document or any telephone, telex, teletype or telecopier message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any other Loan

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

Document and its duties hereunder or thereunder, upon advice of counsel selected by the Agent.

         SECTION 7.05. Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Document, in proportion to each Lender's Percentage; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section shall survive the payment in full of the Notes and the termination of this Agreement or any other Loan Document.

         SECTION 7.06. Agent In Its Individual Capacity, With respect to its Advances, Swingline Loans, Commitment (and its Percentage thereof). Swingline Commitment and Letters of Credit, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of obligations hereunder. The terms "Lenders", "holder of obligations" or "Majority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender, one of the Majority Lenders or a holder of obligations hereunder. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not acting as the Agent hereunder or under the Notes, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

         SECTION 7.07. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         SECTION 7.08. Holders of Obligations. The Agent may deem and treat the payee of any obligation hereunder as reflected on the books and records of the Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Section 8.07(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any obligation hereunder shall be conclusive and binding on any subsequent holder, transferee or assignee of such obligation or of any obligation or obligations granted in exchange therefor.

         SECTION 7.09. Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder at any time by giving thirty (30) Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.

         (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Majority Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

         (d) If no successor Agent has been appointed pursuant to clause (b) and if the Borrower has not provided the necessary consent pursuant to clause (c) by the thirty-fifth (35th) Business Day after the date such notice of resignation was given by Agent, Agent's resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Majority Lenders, with the consent of Borrower, appoint a successor Agent as provided above.

         SECTION 7.10. Removal of Agent. (a) The Majority Lenders may, at any time, remove the Agent by giving thirty (30) Business Days' prior written notice to the Agent and the Borrower. The Borrower shall have the right to remove the Agent by written notice to the Agent if (i) the Agent is adjudged bankrupt or insolvent, (ii) a receiver or other public officer takes charge of the Agent or its property, (iii) the Agent is in material breach of its obligations hereunder or (v) the Agent otherwise becomes incapable of acting. Such removal shall take effect upon the appointment of a successor Collateral Agent pursuant to paragraph (b) or (c) below or as otherwise provided below.

         (b) Upon any such notice of removal, the Majority Lenders shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.

         (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the Borrower shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Majority Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

         (d) If no successor Agent has been appointed pursuant to clause (b) and if the Borrower has not provided the necessary consent pursuant to clause (c) by the thirty-fifth (35th) Business Day after the date such notice of removal was given to the Agent, the Majority Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Majority Lenders, with the consent of Borrower, appoint a successor Agent as provided above.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the A Notes nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (and, if the rights or duties of the Agent, any LC Bank or the Swingline Lender are affected thereby, by the Agent, such LC Bank or the Swingline Lender, as the case may be)), and then such waiver, consent or other agreement shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected thereby, do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02 or 3.03, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations other than pursuant to Section 2.07(b), (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) reduce the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder,
(f) extend the Termination Date except as provided pursuant to Section 2.20, (g) extend the expiration date of any Letter of Credit to a date beyond the latest possible Termination Date then in effect under this Agreement, or (h) amend this
Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

         SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, transmitted, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 11840 Valley View Road, Eden Prairie, MN 55344, Attention: Treasurer with a copy to the Corporate Secretary of the Borrower, at the aforesaid address, if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance or in the agreement entered into by such Lender pursuant to Section 2.07(b), pursuant to which it became a Lender; and if to the Agent, The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Victor Quinones (Telecopy No. (212) 552-7500), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, NY 10017, Attention of Joanne Roberts (Telecopy No. (212) 270- 7594); or as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, transmitted, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

         SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Co-Lead Arrangers and Co-Bookrunners in connection with the negotiation, preparation, execution, syndication, delivery, administration, modification and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses) of the Agent and the Lenders, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

         (b) If any payment of principal of, or Conversion of, any LIBOR Advance, or any B Advance which bears interest based on a rate per annum at which deposits in U.S. dollars are offered to prime banks in the London interbank market, is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.11(g), 2.13 or 2.15 or acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, the Borrower shall, upon written demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

         (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in
Section 2.18 shall survive the payment in full of principal and interest hereunder and under the Notes.

         SECTION 8.05. Right of Setoff. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and the Agent are hereby authorized at any time and from time to time, to the fullest extent permitted by law to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Agent to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender or the Agent, whether or not such Lender or the Agent shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender and the Agent agree promptly to notify the Borrower after any such setoff and application made by such Lender or the Agent, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and the Agent under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender and the Agent may have.

         SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Lender that is a signatory hereto that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 8.07. Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

         (b) Any Lender may at any time grant to one or more lenders or other institutions (each a "Participant") participating interests in its Commitment or any or all of its A Advances. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (c) or (d) or (g) of Section 8.01 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Lender may at any time and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower pursuant to Section 2.21 upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Eligible Assignees (each an "Assignee") all, or a proportionate part (such portion to be in an amount equal to all of such Lender's Commitment or equal to or greater than $5,000,000 or an integral multiple of $1,000,000 in excess thereof), unless otherwise agreed to by the Borrower and the Agent) of all, of its rights and obligations under this Agreement and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an assignment and acceptance in substantially the form of Exhibit C hereto (an "Assignment and Acceptance") executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower and the Agent, such consents not to be unreasonably withheld; provided that if an Assignee is a Lender Affiliate of such transferor Lender or another Lender, neither the Borrower's nor the Agent's consent shall be required and, if any Event of Default shall have occurred and be continuing, the Borrower's consent shall not be required; and provided further that such assignment may, but need not, include rights of the transferor Lender in respect of outstanding B Advances. Notwithstanding the foregoing, no assigning Lender shall, after giving effect to any such assignment, and as determined on the effective date of the Assignment and Acceptance with respect thereto, retain a Commitment hereunder of less than $5,000,000 (unless otherwise agreed to by the Borrower and the Agent). Upon execution of an Assignment and Acceptance and the payment of a nonrefundable assignment fee of $3,500 in immediately available funds to the Agent in connection with each such assignment, written notice thereof by such transferor Lender to the Agent and the recording by the Agent of such assignment in the register (the "Register") maintained by the Agent and the resulting effect upon the Advances of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of a Note (provided that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the date it becomes a Lender under this Agreement, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section
2.18. Each Assignee shall take such Advances and Commitment subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Agent and the Borrower of written notice of such transfer, by each previous holder of such Advances and Commitment. Such Assignment and Acceptance shall be deemed to amend this Agreement and Schedule I hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the determination of its Percentage (in each case, rounded to twelve decimal places), the Advances and any new Notes to be issued, at the Borrower's expense, to such Assignee, and no further consent or action by the Borrower or the Lenders shall be required to effect such amendments.

         (d) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other documents executed and delivered in connection herewith (including, without limitation, the Note held by it) to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Borrower or the Agent and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a

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

security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (e) No Assignee. Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 2.14 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 2.14 or 2.15 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender"):

                  (i) may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (A) nothing herein shall constitute a commitment by any SPV to make any Advance; (B) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Designating Lender shall be obligated to make such Advance pursuant to the terms hereof and (C) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of an Advance by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Advance were made by such Designating Lender.

                  (ii) As to any Advances or portion thereof made by it, each SPV shall have all the rights that a Lender making such Advances or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement and any other Loan Documents and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No Note shall be required to evidence the Advances or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note (if such Note is requested by the Designated Lender under this Agreement) as agent for such SPV to the extent of the Advances or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

                  (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise

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

         be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

                  (iv) In addition, notwithstanding anything to the contrary contained in this Section 8.07(f) or otherwise in this Agreement, any SPV may (A) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Advances to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Advances and (B) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This
         Section 8.07(f) may not be amended without the written consent of any Designating Lender affected thereby.

         SECTION 8.08. Indemnification. The Borrower agrees to indemnify and hold harmless the Agent, each Lender and each of their Affiliates and their respective directors, officers, employees, agents, advisors and representatives (each, an "Indemnified Party"), from and against, and to promptly reimburse them and each of them, for any and all liabilities, obligations, losses, damages, actions, judgments, suits, claims, costs, out-of-pocket expenses and disbursements (including, without limitation, interest, penalties and all reasonable attorneys' fees and expenses) and settlement costs that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any litigation or proceeding or governmental action or investigation (administrative or judicial), arising out of, related to or in connection with the actual or proposed use of the proceeds of the Advances or arising out of this Agreement or any other Loan Document, whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto or is otherwise required to respond thereto, provided that the Borrower shall not be liable hereunder to the extent such claim, damage, loss, liability, or expense (i) arises out of any settlement made without the Borrower's consent, which consent shall not unreasonably be withheld, (ii) arises out of any proceeding brought against any Indemnified Party by a security holder of such Indemnified Party based upon rights afforded such security holder solely in its capacity as such, (iii) arises solely from disputes among two or more Indemnified Parties, (iv) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or (v) is found in a final, non-appealable judgment of a court of

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

competent jurisdiction to have resulted solely from such Indemnified Party's breach of its obligations under the Loan Documents.

         SECTION 8.09. Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

         SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

         SECTION 8.11. Confidentiality. Except to the extent permitted by this Section, the Lenders shall keep confidential all non-public information obtained by them from the Borrower pursuant to this Agreement that has been identified as such by the Borrower; provided, however, that Lenders may make such disclosure thereof as is required or requested by any governmental agency or self-regulatory organization or representative thereof with supervisory jurisdiction over it or pursuant to legal process, or as may otherwise be required by law or court order; provided further, however, that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request received by it from any governmental agency or self-regulatory organization or representative thereof (other than any such request in connection with an examination of such Lender by a governmental agency or self-regulatory organization with supervisory jurisdiction over it) for disclosure of any such non-public information prior to disclosure of such information so that the Borrower may seek an appropriate protective order. The Borrower authorizes each Lender to disclose to any of its Affiliates, attorneys, auditors and accountants and any prospective Lender or participant any and all information in such Lender's possession concerning the Borrower and any Subsidiary of the Borrower that has been delivered to such Lender by or on behalf of the Borrower pursuant to Section 5.01(f), provided that each such Person shall agree to keep such information confidential in accordance with this
Section 8.11. In no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any of its Subsidiaries. Notwithstanding the foregoing, this Section 8.11 shall not apply to any information that is or becomes generally available to the public or any Lender other than as a result of the disclosure by (a) the Borrower to any Lender or (b) any Lender, participant, prospective Lender or participant or their respective representatives.

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

         SECTION 8.12. WAIVER OF JURY TRIAL, ETC. EACH OF THE BORROWER, THE AGENT, THE SYNDICATION AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE AGENT, THE SYNDICATION AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         SECTION 8.13. Effectiveness of the Amendment and Restatement; Original Credit Agreement. This Agreement shall become effective on the Amendment and Restatement Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and the parties to the Original Credit Agreement and their respective successors and assigns. Until this Agreement becomes effective as provided in this Section 8.13, the Original Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Amendment and Restatement Effective Date, all obligations of the Borrower under the Original Credit Agreement shall become obligations of the Borrower hereunder, secured by the Liens granted under the Security Documents, and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof. Except as otherwise expressly stated hereunder, the term of this Agreement is for all purposes deemed to have commenced on the Effective Date.

         SECTION 8.14. Replacement of Agent. The parties agree and acknowledge that, or an from the date of this agreement, the Agent replaces Bankers Trust Company as administrative agent under and on the terms set out in this agreement.


                            (Signature Page Follows)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      SUPERVALU INC.


                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:


                                      THE CHASE MANHATTAN BANK,
                                      as Agent


                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:


                                      BANK ONE, NA,
                                      as Syndication Agent


                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT F

                   FORM OF COLLATERAL AND GUARANTEE AGREEMENT

                       COLLATERAL AND GUARANTEE AGREEMENT


                           Dated as of August 16, 2001


                                      Among


                                 SUPERVALU INC.,


                                       and


                         THE SUBSIDIARIES NAMED HEREIN,


                                       and


                            THE CHASE MANHATTAN BANK,
                               as Collateral Agent


                                       and


                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                       and


                                  SUNTRUST BANK


                                       and


              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                                Table of Contents

                                                                            Page
                                                                            ----



                                    ARTICLE I

                          Definitions and Effectiveness

SECTION 1.01.  Credit Agreement...............................................1
SECTION 1.02.  Other Defined Terms............................................1
SECTION 1.03.  Effectiveness..................................................4


                                   ARTICLE II

                                    Guarantee

SECTION 2.01.  Guarantee......................................................5
SECTION 2.02.  Guarantee of Payment...........................................5
SECTION 2.03.  No Limitations, Etc............................................5
SECTION 2.04.  Reinstatement..................................................6
SECTION 2.05.  Agreement To Pay; Subrogation..................................6
SECTION 2.06.  Information....................................................6


                                   ARTICLE III

                              Pledge of Securities

SECTION 3.01.  Pledge.........................................................6
SECTION 3.02.  Delivery of the Pledged Collateral.............................7
SECTION 3.03.  Representations, Warranties and Covenants......................7
SECTION 3.04.  Certification of Limited Liability Company and Limited
         Partnership Interests................................................8
SECTION 3.05.  Registration in Nominee Name; Denominations....................9
SECTION 3.06.  Voting Rights; Dividends and Interest, etc.....................9


                                   ARTICLE IV

                     Security Interests in Personal Property

SECTION 4.01.  Security Interest.............................................10
SECTION 4.02.  Representations and Warranties................................11
SECTION 4.03.  Covenants.....................................................12
SECTION 4.04.  Other Actions.................................................15

                                    ARTICLE V

                                    Remedies

SECTION 5.01.  Remedies upon Default.........................................16
SECTION 5.02.  Application of Proceeds.......................................17
SECTION 5.03.  Securities Act, etc...........................................18
SECTION 5.04.  Registration, etc.............................................19


                                   ARTICLE VI

                            Indemnity and Subrogation

SECTION 6.01.  Indemnity and Subrogation.....................................19
SECTION 6.02.  Contribution and Subrogation..................................20
SECTION 6.03.  Subordination.................................................20


                                   ARTICLE VII

                                  Miscellaneous

SECTION 7.01.  Notices.......................................................20
SECTION 7.02.  Security Interest Absolute....................................20
SECTION 7.03.  Survival of Agreement.........................................21
SECTION 7.04.  Binding Effect; Several Agreement.............................21
SECTION 7.05.  Successors and Assigns........................................21
SECTION 7.06.  Collateral Agent's Fees and Expenses; Indemnification.........21
SECTION 7.07.  Collateral Agent Appointed Attorney-in-Fact...................22
SECTION 7.08.  GOVERNING LAW.................................................23
SECTION 7.09.  Waivers; Amendment............................................23
SECTION 7.10.  WAIVER OF JURY TRIAL..........................................23
SECTION 7.11.  Severability..................................................24
SECTION 7.12.  Counterparts..................................................24
SECTION 7.13.  Headings......................................................24
SECTION 7.14.  Jurisdiction; Consent to Service of Process...................24
SECTION 7.15.  Termination or Release........................................25
SECTION 7.16.  Additional Subsidiaries.......................................25

         COLLATERAL AND GUARANTEE AGREEMENT dated as of August __, 2001, among SUPERVALU INC., a Delaware corporation ("Supervalu"), the Subsidiaries identified in Schedule I herein, THE CHASE MANHATTAN BANK, as Collateral Agent (the "Collateral Agent"), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA and SUNTRUST BANK in its capacity as Agent under the SunTrust Credit Documents (as defined below).

         Reference is made to (a) the Credit Agreement dated as of August , 2001 (as amended, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement"), among Supervalu (the "364-Day Borrower"), the lenders party thereto (the "364-Day Lenders") and The Chase Manhattan Bank, as Agent (the "364-Day Agent"), and (b) the Amended and Restated Credit Agreement dated as of August , 2001 (as amended, supplemented or otherwise modified from time to time, the "5-Year Credit Agreement"), among Supervalu (the "5-Year Borrower"), the lenders party thereto (the "5-Year Lenders") and The Chase Manhattan Bank, as Agent (the "5-Year Agent") (c) the Prudential Exchange Agreement (as defined below), (d) the SunTrust Master Lease Agreement (as defined below), (e) the Teachers Exchange Agreement (as defined below), and (f) the Designated Obligations Documents (as defined below). The 364-Day Lenders and the 5-Year Lenders have agreed to extend credit to Supervalu as 364-Day Borrower and as 5-Year Borrower (respectively) subject to the terms and conditions set forth in the 364-Day Credit Agreement and the 5-Year Credit Agreement (respectively). The obligations of the Lenders under the Credit Agreements to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. In addition, credit has been extended to the Borrower under the Prudential Exchange Agreement, SunTrust Master Lease Agreement and the Teachers Exchange Agreement (collectively, the "Credit Documents"). The Subsidiary Parties are affiliates of the Borrower, will derive, and have derived, substantial benefits from the extensions of credit to the Borrower pursuant to the Credit Agreements and the Credit Documents and are willing to execute and deliver this Agreement in order to induce the Lenders under the Credit Agreements to extend such credit and the parties to the Credit Documents to take certain actions. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                          Definitions and Effectiveness

         SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreements. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term "instrument" shall have the meaning specified in Article 9 of the New York UCC.

         (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

         SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "Account Debtor" means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

                  "Agents" mean the 364-Day Agent and the 5-Year Agent.

                  "Borrower" means Supervalu in each of its capacities as 364-Day Borrower and 5-Year Borrower.

                  "Collateral" has the meaning assigned to such term in Section 4.01.

                  "Credit Agreements" means the 364-Day Credit Agreement and the 5-Year Credit Agreement.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Designated Obligations" means the due and punctual payment by the Borrower of the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on Debt (as defined in the Credit Agreements) owed by the Borrower to a Designated Secured Party.

                  "Designated Obligation Document" means any document, agreement or instrument identified to the Collateral Agent in writing on or prior to the Effective Date under which the Borrower owes a Designated Secured Party any Designated Obligations.

                  "Designated Secured Party" means any of the Persons named as lessor in the documents referred to under the caption "Structured Lease Transactions" in Schedule VIII of the Credit Agreements that (a) is designated by the Borrower as a Designated Secured Party by written notice delivered to the Collateral Agent and (b) executes an Assumption Agreement in the form of Annex IV hereof.

                  "Effective Date" has the meaning assigned to that term in the 364-Day Credit Agreement and the 5-Year Credit Agreement.

                  "Events of Default" has the meaning specified in Section 6.01 of the Credit Agreements.

                  "Excluded Accounts Receivables" means (x) all Accounts Receivable that have been sold pursuant to the Permitted Receivables Financing or pursuant to any transaction permitted by clause (iv) of
         Section 5.02(c) of the 364-Day Credit Agreement and clause 5.02(c) of the 5-Year Credit Agreement, and (y) all Accounts Receivable that are subject to a Lien pursuant to the Permitted Receivables Financing.

                  "Federal Securities Laws" has the meaning assigned to such term in Section 5.03.

                  "Grantors" means the Borrower and the Subsidiary Parties.

                  "Guarantors" means the Subsidiary Parties.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indemnified Parties" has the meaning assigned to that term in
         Section 8.08 of the 364-Day Credit Agreement and Section 8.08 of the 5-Year Credit Agreement and also includes the Secured Parties and their respective directors, officers, employees, agents, advisors and representatives.

                  "Lenders" means the 364-Day Lenders and the 5-Year Lenders.

                  "Loan Documents" means the "Loan Documents" as defined in the 364-Day Credit Agreement, the "Loan Documents" as defined in the 5-Year Credit Agreement, the Prudential Exchange Agreement, the Teachers Exchange Agreement and the "Loan Documents" as defined in the SunTrust Master Lease Agreement.

                  "Majority Secured Parties" means at any time Secured Parties holding greater than 51% of the then aggregate unpaid principal amount of the Obligations.

                  "Mortgage" shall mean a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations in each case in form and substance reasonably satisfactory to the Agent.

                  "Mortgaged Property" means each parcel of real property and the improvements thereto owned by a Loan Party on a schedule delivered to the Agents on or before the Effective Date (except as otherwise expressly specified in such Schedule) or any supplement thereto which is delivered to the Agents pursuant to Section 3A.07 of the Credit Agreements.

                  "New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations" means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Borrowings under the 364-Day Agreement and the Loans under the 5-Year Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) each payment required to be made by the Borrower under the 5-Year Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreements and each of the other Loan Documents, (c) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to this Agreement and each of the other Loan Documents, (d) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, (e) the due and punctual payment by the Borrower of the principal, make-whole premium, if any, and of the interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding) on the Prudential Notes, (f) the due and punctual payment by the Borrower of the principal, make-whole premium, if any, and of the interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding) on the Teachers Notes and due and punctual payment by the Guarantor (as defined in the Teachers Exchange Agreement) in respect of its guarantee of such obligation, (g) the due and punctual payment by the Borrower of the SunTrust Loans and all obligations under the SunTrust Master Lease Agreement in respect of its guarantee of such obligations, (h) all other monetary obligations of the Borrower to any of the Secured Parties under the Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (i) due and punctual payment by the Borrower of any Designated Obligations.

                  "Perfection Certificate" means a certificate substantially in the form of Annex 2, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower. "Pledged Collateral" has the meaning assigned to such term in Section 3.01.

                  "Pledged Securities" means any stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

                  "Pledged Stock" has the meaning assigned to such term in
         Section 3.01.

                  "Pledgors" means the Borrower and the Subsidiary Parties.

                  "Proceeds" has the meaning specified in Section 9-102 of the New York UCC.

                  "Prudential Exchange Agreement" means the Exchange Agreement dated as of May 26, 1994 between the Borrower and The Prudential Insurance Company of America in respect of $24,917,019.57 in original principal amount of 9.96 % Senior Notes due November 1, 2005, as amended as of the date hereof.

                  "Prudential Notes" means the Notes as defined in the Prudential Exchange Agreement.

                  "Secured Parties" means (a) the Lenders, (b) the Collateral Agent, (c) the Issuing Bank, (d) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Effective Date if such counterparty is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date if such counterparty is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, (e) the 364-Day Agent for itself and on behalf of the 364-Day Lenders,

         (f) the 5-Year Agent for itself and on behalf of the 5-Year Lenders,
         (g) the beneficiaries of each indemnification obligation undertaken by any Grantor or Pledgor under any Loan Document, (h) the holders of the Prudential Notes outstanding pursuant to the Prudential Exchange Agreement), (i) the holders of the Teachers Notes outstanding pursuant to the Teachers Exchange Agreement, (j) the Lenders, the Lessor and the Agent (each as defined in the SunTrust Master Lease Agreement), (k) each Designated Secured Party, and (l) the successors and assigns of each of the foregoing.

                  "Security Event" means, at any time, (i) a reduction of the Borrower's long-term senior unsecured debt rating from S&P to BB+ or worse or from Moody's to Ba1 or worse, or (ii) neither S&P nor Moody's has in effect a rating of the Borrower's long-term senior unsecured debt.

                  "Security Interest" has the meaning assigned to such term in
         Section 4.01.

                  "Subsidiary Parties" means (a) the Subsidiaries identified on
         Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as contemplated by Section 7.16.

                  "SunTrust Loans" means the Loans as defined in the SunTrust Master Lease Agreement.

                  "SunTrust Master Lease Agreement" means (i) the Master Agreement dated as of April 20, 1998 among Super Rite Foods, Inc. as lessee, Richfood Holdings, Inc. as guarantor, Atlantic Financial Group, Ltd as lessor, certain financial institutions party thereto and SunTrust Bank (formerly known as SunTrust Bank, Atlanta) as agent, as amended as of the date hereof, (ii) the Lease Agreement dated April 20, 1998 between Atlantic Financial Group, Ltd as lessor and Super Rite Foods, Inc. as lessee, as amended as of the date hereof .

                  "Teachers Exchange Agreement" means the Exchange Agreement dated as of February 10, 1994 between the Borrower and Teachers Insurance and Annuity Association of America in respect of $22,791,850.99 in original principal amount of 9.46% Senior Notes, Series A due January 30, 2010 and $3,601,949.21 in original principal amount of 8.28% Senior Notes, Series B due January 30, 2010, as amended as of the date hereof.

                  "Teachers Notes" means the Notes as defined in the Teachers Exchange Agreement.

         SECTION 1.03. Effectiveness. Articles II, III (other than Sections 3.03 and 3.04), IV (other than Sections 4.02 and 4.03), V and VI will, automatically and without any further action by any Person, become effective upon, and only upon, the occurrence of a Security Event, as evidenced by publication by S&P or Moody's (as the case may be) of the change in, or removal of, the Borrower's long-term senior unsecured debt rating as of the day of such Security Event.


                                   ARTICLE II

                                    Guarantee

         SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Pledgor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

         SECTION 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

         SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor's obligations hereunder as expressly provided in Section 8.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations and this Agreement, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

         (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Pledgor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Pledgor, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Pledgor or exercise any other right or remedy available to them against the Borrower or any other Pledgor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Pledgor, as the case may be, or any security.

         SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Pledgor or otherwise.

         SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Pledgor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

         SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's and each other Pledgor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.


                                   ARTICLE III

                              Pledge of Securities

         SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Pledgor's right, title and interest in, to and under (a) the shares of capital stock and other Equity Interests (listed on Schedule II) of each Subsidiary of the Borrower (other than (i) any Immaterial Subsidiary, (ii) any

Excluded Domestic Subsidiary and (iii) any Subsidiary of the Borrower (A) that is not wholly owned, directly or indirectly, by the Borrower or its other Subsidiaries, (B) the Equity Interests in which cannot be pledged without violating the organizational documents of such Subsidiary or any agreement to which the Borrower or any of its Subsidiaries is a Party and (C) identified on
Schedule V of the Credit Agreements as an "Excluded Pledged Subsidiary"), including the Receivables Subsidiary, and the certificates representing all such Equity Interests (the "Pledged Stock"); provided that the Pledged Stock shall not include more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary; (b) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section; (c) subject to Section 3.06, all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clause (a) above; (d) subject to
Section 3.06, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and
(e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the "Pledged Collateral").

         TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Pledgor agrees to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities in accordance with Article IIIA of the 364-Day Credit Agreement and Article IIIA of the 5-Year Credit Agreement

         (b) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

         SECTION 3.03. Representations, Warranties and Covenants. The Pledgors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

                  (a) Schedule II (as amended from time to time by written notice from the Borrower to the Agent) correctly sets forth the percentage of the issued and outstanding shares of each class of the capital stock of the issuer thereof represented by such Pledged Stock;

                  (b) the Pledged Stock has been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

                  (c) except for the security interests granted hereunder, each of the Pledgors (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
         Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant hereto, and (iv) subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

                  (d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by- law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

                  (e) each of the Pledgors (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

                  (f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

                  (g) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will, subject to Section 1.03, obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

                  (h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

         SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall be a "security" within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

         SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 3.06. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Pledgors that their rights under this Section are being suspended:

                   (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreements and the other Loan Documents; provided that such rights and powers shall not be exercised in a manner that would be reasonably likely to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreements or any other Loan Document or the ability of the Secured Parties to exercise the same.

                  (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

                  (iii) Each Pledgor shall be entitled to receive and retain any and all dividends and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreements, the other Loan Documents and applicable laws; provided that any noncash dividends or other distributions that would constitute Pledged Stock, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Pledgors of the suspension of their rights under paragraph (a)(iii) of this Section, then all rights of any Pledgor to dividends or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions. All dividends or other distributions received by any Pledgor contrary to the provisions of this Section shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor (without interest) all dividends or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.

         (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Pledgors of the suspension of their rights under paragraph (a)(i) of this Section, then all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Majority Secured Parties, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.

         (d) Any notice given by the Collateral Agent to the Pledgors suspending their rights under paragraph (a) of this Section (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.


                                   ARTICLE IV

                     Security Interests in Personal Property

         SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the "Security Interest"), in all right, title or interest now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest in the following (collectively, the "Collateral"):

                  (i) all Accounts (excluding Excluded Accounts Receivables);

                  (ii) all Chattel Paper;

                  (iii) all Inventory;

                  (iv) all books and records pertaining to the Collateral; and

                  (v) to the extent not otherwise included, all Proceeds (excluding Excluded Accounts Receivable) and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

         (b) Each Grantor hereby irrevocably authorizes the Collateral Agent, in accordance with Section 3A.02 of the 364-Day Credit Agreement and Section 3A.02 of the 5-Year Credit Agreement and, after the dates specified therein, at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor. The Grantor agrees to provide such information to the Collateral Agent promptly upon request.

         (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

         SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

                  (a) each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained;

                  (b) when delivered pursuant to the Credit Agreements, the Perfection Certificate will be duly prepared, completed and executed and the information set forth therein, including the exact legal name of such Grantor, will be correct and complete. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral will, when required to be delivered pursuant to the Credit Agreements, be delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule I to the Perfection Certificate, which will be all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration will be necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements;

                  (c) the Security Interest will, upon the occurrence of a Security Event, constitute (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, and (ii) subject to the filings described in Section 4.02(b), will become a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 5.02 of the 364-Day Credit Agreement and Section 5.02 of the 5-Year Credit Agreement ; and

                  (d) the Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 5.02 of the 364-Day Credit Agreement, Section 5.02 of the 5-Year Credit Agreement, Section 5B.1 of the Prudential Exchange Agreement, Section
         5.2 of the SunTrust Master Lease Agreement and Section 5.3 of the Teachers Exchange Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to
         Section 5.02 of the 364-Day Credit Agreement, Section 5.02 of the 5-Year Credit Agreement, Section 5B.1 of the Prudential Exchange Agreement Section 5.2 of the SunTrust Master Lease Agreement and
         Section 5.03 of the Teachers Exchange Agreement.

         SECTION 4.03. Covenants. (a) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

         (b) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 5.02 of the 364-Day Credit Agreement and Section 5.02 of the 5-Year Credit Agreement, Section 5B.1 of the Prudential Exchange Agreement, Section 5.2 of the SunTrust Master Lease Agreement and
Section 5.3 of the Teachers Exchange Agreement.

         (c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and, after the occurrence of a Security Event, cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

         (d) At any reasonable time upon the occurrence, and during the continuance, of a Default or upon the occurrence, and during the continuance, of any event which with the giving of notice or with the lapse of time would give rise to a Default, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right upon reasonable notice to the Grantor, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party. Except for any one such inspection or verification each year from the date hereof which shall be at the Grantor's own cost and expense, any such inspection or verification by the Collateral Agent or its designee shall be at the Collateral Agent's cost and expense.

         (e) At its option at any time after the occurrence of a Security Event, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 5.02 of the 364-Day Credit Agreement, Section 5.02 of the 5-Year Credit Agreement, Section 5B.1 of the Prudential Exchange Agreement, Section 5.2 of the SunTrust Master Lease Agreement or Section 5.3 of the Teachers Exchange Agreement and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreements or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

         (f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent with effect on and from the occurrence of a Security Event. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

         (g) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

         (h) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 5.02 of the 364-Day Credit Agreement, Section 5.02 of the 5-Year Credit Agreement, Section 5B.1 of the Prudential Exchange Agreement, Section 5.2 of the SunTrust Master Lease Agreement and Section 5.3 of the Teachers Exchange Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral except as expressly permitted hereunder and each Grantor shall remain at all times in possession of the Collateral owned by it, except that unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreements or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance satisfactory to the Collateral Agent, that such warehouseman, bailee, agent or processor holds the Inventory for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

         (i) None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any Accounts included in the Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

         (j) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory in accordance with Section 5.01(e) of the 364-Day Credit Agreement, Section 5.01(e) of the 5-Year Credit Agreement, Section 5B.1 of the Prudential Exchange Agreement, Section 5.2 of the SunTrust Master Lease Agreement and Section 5.9 of the Teachers Exchange Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default and after the occurrence of a Security Event, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.03(j), including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

         (k) On and from the occurrence of a Security Event, each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Chattel Paper and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Chattel Paper have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

         SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Collateral, each Grantor agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Collateral within 30 days after the date on which a Security Event occurs:

                  (a) Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Tangible Chattel Paper, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

                  (b) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in
         Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in ss. 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC ss.9-105 of such electronic chattel paper or control under Section 201 of the Federal

         Electronic Signatures in Global and National Commerce Act or, as the case may be, ss.16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC ss.9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or ss.16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

                                    ARTICLE V

                                    Remedies

         SECTION 5.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral or Pledged Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral or Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral or Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor or Pledgor, and the Grantors and Pledgors hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor or Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the applicable Grantors and Pledgors 10 days' written notice (which each Grantor or Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral or Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral or Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral or Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral or Pledged Collateral is made on credit or for future delivery, the Collateral or Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral or Pledged Collateral so sold and, in case of any such failure, such Collateral or Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor or Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor or Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor or Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor or Pledgor shall be entitled to the return of the Collateral or Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9- 504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.


         SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection in respect of a Guarantee under this Agreement, any collection or sale of Collateral or Pledged Collateral, as well as any Collateral or Pledged Collateral consisting of cash and any sale or other disposition of Mortgaged Property as follows:

                  FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor or Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Grantors and Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral or Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral or Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 5.03. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

         SECTION 5.04. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral of the Borrower at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises our of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

                                   ARTICLE VI

                            Indemnity and Subrogation

         SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         SECTION 6.02. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor under this Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section
6.02 shall (subject to Section 6.03) be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

         SECTION 6.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and
6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and
6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.


                                   ARTICLE VII

                                Collateral Agent

         SECTION 7.01. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Collateral Agent shall be mechanical and administrative in nature. EACH SECURED PARTY HEREBY ACKNOWLEDGES AND AGREES THAT THE COLLATERAL AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY SECURED PARTY. Nothing in this Agreement or in any other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other Loan Documents except as expressly set forth herein or therein. The Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents. The Collateral Agent shall take any action under or with respect to this Agreement that is required by the Majority Secured Parties and that is not inconsistent with or contrary to the provisions of this Agreement or the other Loan Documents. Each Secured Party shall make its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries and shall make its own appraisal of the credit worthiness of the Borrower and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit or other information with respect thereto, regardless of the time of its coming into its possession (except as set forth in this Agreement).

         SECTION 7.02. Instructions Etc. The Collateral Agent may at any time request instructions from the Secured Parties with respect to any actions or approvals (including the failure to act or approve) which by the terms of this Agreement or the other Loan Documents, the Collateral Agent is permitted or required to take or to grant, and if such instructions are requested, the Collateral Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any this Agreement or the other Loan Documents until it shall have received such instructions from the Majority Secured Parties. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Majority Secured Parties or, to the extent required by this Section, all of the Secured Parties.

         SECTION 7.03. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Borrower and its Subsidiaries, each Secured Party will reimburse and indemnify the Collateral Agent, in an amount equal to its pro rata share (based upon the amount of the Obligations owed to it), for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Collateral Agent under this Agreement or any other Loan Document; provided, however, that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct. The obligations of the Secured Parties under this Section shall survive the payment in full of the Obligations and the termination of this Agreement or any other Loan Document.

         SECTION 7.04. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all its functions and duties hereunder at any time by giving thirty (30) Business Days' prior written notice to the Borrower and the Secured Parties. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses
(b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Majority Secured Parties shall appoint a successor Collateral Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.

         (c) If a successor Collateral Agent shall not have been so appointed within said thirty (30) Business Day period, the Collateral Agent, with the consent of the

Borrower, shall then appoint a successor Collateral Agent who shall serve as the Collateral Agent until such time, if any, as the Majority Secured Parties, with the consent of the Borrower, appoint a successor Collateral Agent as provided above.

         (d) If no successor Collateral Agent has been appointed pursuant to clause (b) and if the Borrower has not provided the necessary consent pursuant to clause (c) by the thirty-fifth (35th) Business Day after the date such notice of resignation was given by Collateral Agent, Collateral Agent's resignation shall become effective and the Majority Secured Parties shall thereafter perform all the duties of Collateral Agent hereunder until such time, if any, as the Majority Secured Parties, with the consent of Borrower, appoint a successor Collateral Agent as provided above.


                                  ARTICLE VIII

                                  Miscellaneous

         SECTION 8.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the relevant provision for notices contained in the respective Loan Documents. All communications and notices hereunder to any Subsidiary Party shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Borrower.

         SECTION 8.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreements, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreements, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Pledgor in respect of the Obligations or this Agreement.

         SECTION 8.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, the LC Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

         SECTION 8.04. Binding Effect; Several Agreement. This Agreement shall, subject to Section 1.02, become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral or Pledged Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreements. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

         SECTION 8.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successor and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 8.06. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Grantor and each Pledgor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Agent for any audits conducted by it or on its behalf with respect to the Accounts or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral or Pledged Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor or Pledgor to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor and each Pledgor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnified Parties against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral or Pledged Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section shall be payable on written demand therefor.

         SECTION 8.07. Collateral Agent Appointed Attorney-in-Fact. Each Grantor and each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor or Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default at any time after the occurrence of a Security Event, with full power of substitution either in the Collateral Agent's name or in the name of such Grantor or Pledgor (a) in the case of a Grantor (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) to send verifications of Accounts to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (vii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; and (b) in the case of a Pledgor (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (ii) to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledge Collateral or any part thereof or on account thereof and to give full discharge of the same; (iii) to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto; and (iv) to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agent shall be responsible to any Grantor or Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

         SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 8.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified without the written consent of the Majority Secured Parties; provided, however, that no waiver, amendment or modification shall without the written consent of each Secured Party affected thereby (i) diminish the rights of any Secured Party as compared to the rights of the other Secured Parties,
(ii) increase the obligations of a Secured Party beyond their obligations as determined on a pro rata basis, (iii) amend the definition of "Obligations",
(iv) amend the definition of the terms "Secured Parties" and "Security Event" or
(v) amend Sections 5.02, 8.09(b), 8.15, 8.17 and 8.18; provided, further, however that no waiver, amendment or consent shall, without the written consent of the Collateral Agent in addition to the Secured Parties required to take such action, affect the rights or duties of the Collateral Agent hereunder. No amendment shall be effective without the written consent of the Borrower and the Subsidiary Parties.

         SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 8.11. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 8.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute a single contract (subject to Section 8.04), and shall become effective as provided in Section 8.04 (subject to Section 1.02). Delivery of an executed signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 8.13. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 8.14. Jurisdiction; Consent to Service of Process. (a) Each of the Pledgors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to any Loan Document or the transactions contemplated thereby. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

         (b) Each of the Pledgors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 8.15. Termination or Release. (a) This Agreement, the Guarantees, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations when all amounts owing under the Credit Agreements have been paid in full and the Lenders have no further commitment to lend under the Credit Agreements, the LC Exposure has been reduced to zero and the LC Bank has no further obligations to issue Letters of Credit under the 5-Year Credit Agreement.

         (b) A Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral and Pledged Collateral of such Guarantor shall be automatically released in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not the Borrower or an Affiliate of the Borrower in accordance with the terms of the Credit Agreements; provided that the Majority Lenders under each of the 364-Day Credit Agreement and the 5-Year Credit Agreement shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreements) and the terms of such consent did not provide otherwise.

         (c) Upon any sale or other transfer by any Pledgor of any Pledged Collateral that is permitted under the Credit Agreements to any person that is not the Borrower or a Material Subsidiary, or, upon the effectiveness of any written consent by the Lenders to the release of any Guarantee or the security interest granted hereby in any Pledged Collateral pursuant to Section 8.01 of the 364-Day Credit Agreement and Section 3A.08 of the 5-Year Credit Agreement, the Guarantee or the security interest in such Pledged Collateral (as the case may be) shall be automatically released.

         (d) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreements to any person that is not the Borrower or a Material Subsidiary, or upon any financing of Accounts pursuant to a Permitted Receivables Financing, or upon the effectiveness of any written consent by the Lenders to the release of the security interest granted hereby in any Collateral or the release of any Lien granted pursuant to a Mortgage pursuant to Section 8.01 of the 364-Day Credit Agreement and Section 3A.08 of the 5-Year Credit Agreement, the security interest in such Collateral or such Mortgage shall be automatically released.

         (e) In connection with any termination or release pursuant to paragraph
(a), (b), (c) or (d) of this Section, the Collateral Agent shall execute and deliver to any Grantor or Pledgor, as the case may be, at such Grantor's or Pledgor's expense, all documents that such Grantor or Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 8.15 shall be without recourse to or warranty by the Collateral Agent. The Secured Parties acknowledge that the Lenders, if all of them so agree, may release and terminate any and all Security Interests and Guarantees created pursuant to Mortgages in favor of the Collateral Agent without the consent of the other Secured Parties.

         SECTION 8.16. Additional Subsidiaries. Pursuant to Section 3A.05 of the 364-Day Credit Agreement and Section 3A.05 of the 5-Year Credit Agreement, each Material Subsidiary of the Borrower that was not in existence or not a Material Subsidiary of the Borrower on the date of the Credit Agreements is required to enter in this Agreement (a) as a Subsidiary Guarantor, (b) as a Grantor if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder and (c) as a Pledgor if such Subsidiary owns or possesses property of a type that would be considered Pledged Collateral hereunder. Upon execution and delivery by the Collateral Agent and a Subsidiary of the Borrower of an instrument in the form of Annex I hereto, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

         SECTION 8.17. Put Rights. Anything contained herein or in any Loan Document or any other related document to the contrary notwithstanding, neither this Agreement nor any other Loan Document or other related agreement shall be deemed or construed to prohibit a Secured Party from exercising any put right contained in any of the Loan Documents as of the date hereof or with Supervalu complying with its obligations in respect of such put right.

         SECTION 8.18. Mortgage Liens. The Liens created pursuant to the Mortgages granted in favor of the Collateral Agent by the Borrower or any Subsidiary Party as required by the terms of the Credit Agreements shall secure the Obligations equally and ratably. The definition of "Obligations" specified in each such Mortgage shall be the definition used herein



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

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                             SUPERVALU INC.,

                                             by
                                                -------------------------------
                                                Name:
                                                Title:



                                             EACH OF THE SUBSIDIARIES
                                             LISTED ON SCHEDULE I HERETO,

                                             by
                                                -------------------------------
                                                Name:
                                                Title:



                                             THE CHASE MANHATTAN BANK, as
                                             Collateral Agent,

                                             by
                                                -------------------------------
                                                Name:
                                                Title:

                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA

                                        by
                                           -------------------------------
                                           Name:
                                           Title:

                                        SUNTRUST BANK
                                        as Agent


                                        by
                                           -------------------------------
                                           Name:
                                           Title:

                                        TEACHERS INSURANCE AND
                                        ANNUITY ASSOCIATION OF AMERICA

                                        by
                                           -------------------------------
                                           Name:
                                           Title: